--------------------------------------------------------------------------------



                            STOCK PURCHASE AGREEMENT


                                      among


                       JOHNSON WORLDWIDE ASSOCIATES, INC.

                                       and

                                  BERKLEY INC.

                            ------------------------

                          Dated as of January 12, 2000

                            ------------------------



--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT
                                TABLE OF CONTENTS


1.   PURCHASE AND SALE OF SHARES...............................................2


2.   PURCHASE PRICE............................................................2

     2.1.     Purchase Price...................................................2
     2.2.     Payment of Purchase Price........................................2
     2.3.     Adjustment of Final Cash Purchase Price..........................2
     2.4.     Determination of Net Asset Value.................................3
     2.5.     Prorations.......................................................5

3.   REPRESENTATIONS AND WARRANTIES OF JWA.....................................5

     3.1.     Corporate........................................................5
     3.2.     Title............................................................7
     3.3.     No Violation.....................................................7
     3.4.     Financial Statements.............................................8
     3.5.     Absence of Undisclosed Liabilities...............................8
     3.6.     Tax Matters......................................................8
     3.7.     Absence of Certain Material Changes..............................9
     3.8.     No Litigation...................................................10
     3.9.     Compliance with Laws and Orders.................................11
     3.10.    Title to and Condition of Properties............................11
     3.11.    Insurance.......................................................12
     3.12.    Contracts and Commitments.......................................13
     3.13.    Labor Matters...................................................15
     3.14.    Employee Benefit Plans..........................................15
     3.15.    Trade Rights....................................................16
     3.16.    Major Customers; Suppliers......................................17
     3.17.    Product Warranty and Product Liability..........................18
     3.18.    Year 2000 Compliance............................................18
     3.19.    Bank Accounts...................................................19
     3.20.    Contracts With Affiliates.......................................19
     3.21.    No Brokers or Finders...........................................19
     3.22.    Accounts Receivable of Mitchell.................................19
     3.23.    Employees.......................................................19

4.   REPRESENTATIONS AND WARRANTIES OF BUYER..................................20

     4.1.     Corporate.......................................................20
     4.2.     Authority.......................................................20
     4.3.     No Violation....................................................20
     4.4.     No Brokers or Finders...........................................21
     4.5.     Investment Intent...............................................21
     4.6.     Financing.......................................................21

5.   COVENANTS................................................................21

     5.1.     Noncompetition; Confidentiality.................................21
     5.2.     HSR Act Filings.................................................23
     5.3.     Access to Information and Records...............................23
     5.4.     Conduct of Business Pending the Closing.........................24
     5.5.     Execution of Bill of Sale.......................................25
     5.6.     Transition Services Agreement...................................25
     5.7.     Trademark Application; License Agreements.......................25
     5.8.     Consents........................................................26
     5.9.     Other Action....................................................26
     5.10.    Notification....................................................26
     5.11.    Employee Matters................................................26
     5.12.    Co-op Liabilities...............................................27
     5.13.    Premium Incentive Sales Agreement...............................28
     5.14.    Minn Kota Distribution Agreement................................28
     5.15.    [Intentionally Omitted].........................................28
     5.16.    Payment of Certain Claims and Indebtedness......................28
     5.17.    Stahlberg Matter................................................28
     5.18.    Scubapro........................................................28
     5.19.    Mitchell's Minn Kota Assets.....................................29
     5.20.    Collection of Accounts Receivable...............................29
     5.21.    Yamaha..........................................................29
     5.22.    Cooperation in Terminating Sales Representatives................29
     5.23.    Product Liability Insurance.....................................30
     5.24.    Rip Tide........................................................30
     5.25.    Environmental Site Assessments..................................30
     5.26.    Letters of Credit...............................................30
     5.27.    Financing.......................................................31

6.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS..............................31

     6.1.     Representations and Warranties True of the Closing Date.........32
     6.2.     Compliance With Agreement.......................................32
     6.3.     Absence of Litigation...........................................32
     6.4.     Hart-Scott-Rodino Waiting Period................................32
     6.5.     Certain Consents................................................32
     6.6.     Financing Proceeds..............................................32

7.   CONDITIONS PRECEDENT TO JWA'S OBLIGATIONS................................33

     7.1.     Representations and Warranties True on the Closing Date.........33
     7.2.     Compliance With Agreement.......................................33
     7.3.     Absence of Litigation...........................................33
     7.4.     Hart-Scott-Rodino Waiting Period................................33

8.   INDEMNIFICATION..........................................................33

     8.1.     By JWA..........................................................33
     8.2.     By Buyer........................................................34
     8.3.     Indemnification of Third-Party Claims...........................34
     8.4.     Limitations on Indemnification..................................35
     8.5.     Excepted Claims.................................................36
     8.6.     Patent Issue....................................................36
     8.7.     Environmental Claims............................................36
     8.8.     Certain Litigation..............................................38

9.   CLOSING..................................................................39

     9.1.     Deliveries of JWA and Century...................................39
     9.2.     Deliveries by Buyer.............................................40

10.  TERMINATION..............................................................41

     10.1.    Right of Termination Without Breach.............................41
     10.2.    Termination for Breach..........................................42

11.  RESOLUTION OF DISPUTES...................................................43

     11.1.    Arbitration.....................................................43
     11.2.    Arbitrators.....................................................43
     11.3.    Procedures; No Appeal...........................................44
     11.4.    Authority.......................................................44
     11.5.    Entry of Judgment...............................................44
     11.6.    Confidentiality.................................................44
     11.7.    Continued Performance...........................................44
     11.8.    Tolling.........................................................44

12.  MISCELLANEOUS............................................................45

     12.1.    Further Assurance...............................................45
     12.2.    Disclosures and Announcements...................................45
     12.3.    Assignment; Parties in Interest.................................45
     12.4.    Law Governing Agreement.........................................45
     12.5.    Amendment and Modification......................................45
     12.6.    Notice..........................................................46
     12.7.    Expenses........................................................47
     12.8.    Certain Legal Matters...........................................47
     12.9.    Entire Agreement................................................48
     12.10.   Counterparts....................................................48
     12.11.   Headings........................................................48

                            STOCK PURCHASE AGREEMENT


          STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of January 12, 2000, by and among Johnson Worldwide Associates, Inc., a Wisconsin corporation ("JWA"), and Berkley Inc., an Iowa corporation ("Buyer").

                              W I T N E S S E T H:

          WHEREAS, among other businesses, JWA is in the business of marketing and distributing fishing rods, reels, line and lures in the United States, Canada, Australia, Europe and certain other countries through an unincorporated division, its wholly-owned foreign subsidiary Mitchell Sports, S.A., a societe anonyme organized under the laws of France ("Mitchell"), and certain other subsidiaries.

          WHEREAS, prior to the Closing (as hereinafter defined), JWA and Century Divestiture Co., a Wisconsin corporation and wholly-owned subsidiary of JWA ("Century"), will enter into a Bill of Sale, Assignment and Assumption of Liabilities Agreement, substantially in the form attached hereto as Exhibit A (the "Bill of Sale"), pursuant to which JWA, the record owner of 100% of the issued and outstanding capital stock of Century (the "Shares"), will transfer to Century, in the form of a capital contribution, substantially all of the operating assets and properties held directly or indirectly by JWA that relate solely to its worldwide fishing business (including assets related to its Mitchell rods and reels, SpiderWire and Spiderline high performance and monofilament fishing line, SpiderCast rods and reels and Johnson rods, reels, spoons, soft body plastic lures and accessories, and including all of the issued and outstanding shares of capital stock of Mitchell (the "Business"), but specifically excluding assets related to JWA's diving, outdoor equipment, motors and watercraft businesses and certain accounts receivable and accounts payable of the Business). As used herein, the term "European Business" shall mean the portion of the Business conducted by Mitchell and the term "North American Business" shall mean the portion of the Business not conducted by Mitchell.

          WHEREAS, pursuant to the Bill of Sale, JWA will also transfer to Century, and Century will assume, the liabilities and obligations of the Business which are identified therein as the "Assumed Liabilities", but JWA will not transfer, and Century will not assume, certain other liabilities and obligations of the Business which are identified therein as the "Excluded Liabilities".

          WHEREAS, Buyer desires to purchase the Shares from JWA and JWA desires to sell the Shares to Buyer, upon the terms and conditions herein set forth.

          NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1.   PURCHASE AND SALE OF SHARES

     Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), JWA shall sell to Buyer and Buyer shall purchase from JWA all the Shares.

2.   PURCHASE PRICE

     2.1.  Purchase Price.

           The purchase price (the "Purchase Price") payable for the Shares shall be (a) Thirty Four Million Five Hundred Thousand Dollars ($34,500,000), minus (b) the dollar amount on the Closing Date of the Retained Accounts (as such term is defined in the Bill of Sale), net of reserves (which accounts receivable and the dollar amount thereof as of December 3, 1999 are set forth on
Schedule 2.1), plus or minus, as the case may be, (c) the amount, if any, by which the Net Asset Value (as hereinafter defined) on the Closing Date exceeds or is less than the amount obtained by subtracting the dollar amount, net of reserves, of the Retained Accounts on the Closing Date from $51,370,000.

     2.2.  Payment of Purchase Price.

           At the Closing, Buyer shall deliver to JWA the sum of (a) Thirty Four Million Five Hundred Thousand Dollars ($34,500,000), minus (b) the dollar amount, net of reserves, of the Retained Accounts as reflected on the Estimated Closing Balance Sheet (as hereinafter defined), plus or minus, as the case may be, (c) the amount, if any, by which the Net Asset Value as reflected on the Estimated Closing Balance Sheet exceeds or is less than the amount obtained by subtracting the dollar amount, net of reserves, of the Retained Accounts as reflected on the Estimated Closing Balance Sheet from $51,370,000.

     2.3.  Adjustment of Final Cash Purchase Price.

           On or before the tenth business day following the final determination of the Final Closing Balance Sheet (as hereinafter defined) (such date being hereinafter referred to as the "Settlement Date"), either (a) JWA shall pay to Buyer the amount, if any, by which the Net Asset Value as reflected on the Estimated Closing Balance Sheet exceeds the Net Asset Value as reflected on the Final Closing Balance Sheet, together with interest on the amount being paid from the Closing Date to the date of payment at a rate per annum equal to the U.S. prime rate as of the Closing Date as reported in The Wall Street Journal; or (b) Buyer shall pay to JWA the amount, if any, by which the Net Asset Value as reflected on the Final Closing Balance Sheet exceeds the Net Asset Value as reflected on the Estimated Closing Balance Sheet, together with interest on the amount being paid from the Closing Date to the date of payment at a rate per annum equal to the U.S. prime rate as of the Closing Date as reported in The Wall Street Journal.

     2.4.  Determination of Net Asset Value.

           2.4. (a) Definition of Net Asset Value. The term "Net Asset Value" shall mean the dollar amount by which the book value of the assets of the Business (excluding the Retained Accounts) exceeds the book value of the liabilities of the Business being transferred to Buyer, both as reflected on the Estimated Closing Balance Sheet and the Final Closing Balance Sheet, as applicable.

                     (i) Estimated Closing Balance Sheet. For purposes of determining the Net Asset Value, the dollar amount of the Retained Accounts and the Purchase Price payable by the Buyer at the Closing, not less than two (2) business days prior to the Closing Date, JWA shall, in consultation with Buyer, prepare and deliver to Buyer a projected consolidated balance sheet of the Business as of the Closing Date which shall represent JWA's reasonable estimate of the Final Closing Balance Sheet; such balance sheet to be in form and detail identical to, and in its accounting principles and policies consistent in every respect with, the Recent Balance Sheet (as hereinafter defined). Such balance sheet or the accompanying schedules shall contain sufficient detail of the assets and liabilities of the Business for the determination of Net Asset Value. The estimated balance sheet as delivered by JWA pursuant to this section  is herein  referred  to as the  "Estimated  Closing  Balance
           Sheet."

           2.3. (b) Final Closing Balance Sheet. The Final Closing Balance Sheet of the Business prepared as of the Closing Date shall be prepared as follows:

                     (i) Within 60 days after the Closing Date, JWA shall prepare and shall deliver to Buyer a balance sheet of the Business as of the Closing Date, prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") from the books and records of the Business, on a basis consistent with the U.S. GAAP theretofore followed by JWA in the preparation of the financial statements of the Business. The balance sheet shall be accompanied by a letter or report setting forth the amount of any adjustment to the Purchase Price to be paid and by whom pursuant to Section 2.3.

                     (ii) Within 30 days following the delivery of the balance sheet referred to in (i) above, Buyer may object to any of the information contained in said balance sheet or accompanying schedules which could affect the necessity or amount of any payment pursuant to
           Section 2.3. Any such objection shall be made in writing and shall state the Buyer's determination of the amount of the Net Asset Value.

                     (iii) In the event of a dispute or disagreement relating to the balance sheet which Buyer and JWA are unable to resolve, either party may elect to have all such disputes or disagreements resolved by an accounting firm of nationally recognized standing (the "Third Accounting Firm") to be mutually selected by JWA and Buyer or, if no agreement is reached, by JWA's independentaccountants and Buyer's Accountants. The Third Accounting Firm shall make a resolution of the consolidated balance sheet of the Business as of the Closing Date and the calculation of Net Asset Value, which shall be final and binding for purposes of this Article
           2. The Third Accounting Firm shall be instructed to use every reasonable effort to perform its services within 15 days of submission of the balance sheet to it and, in any case, as soon as practicable after such submission. The fees and expenses for the services of the Third Accounting Firm shall be shared equally by Buyer and JWA. As used in this Agreement, the term "Final Closing Balance Sheet" shall mean the consolidated balance sheet of the Business as of the Closing Date as finally determined for purposes of this Article 2, whether by acquiescence of Buyer in the figures supplied by JWA in accordance with Section 2.4.(b)(i), by negotiation and agreement of the parties or by the Third Accounting Firm in accordance with this Section 2.4.(b)(iii).

                     (iv) Buyer agrees to permit JWA and its representatives, during normal business hours, to have reasonable access to, and to examine and make copies of, all books and records of Century and the Business, which documents and access are necessary to prepare the balance sheet to be delivered to Buyer in accordance with this
           Section 2.4.

                     (v) Notwithstanding any provision contained herein to the contrary, the Final Closing Balance Sheet shall be prepared utilizing the following principles:

                           (A) Mitchell's portion of the severance payment to Hugues Nello under his Confidential Separation Agreement, Century's obligations to David Gibbons under his Separation Agreement and Release, as amended, the Doral receivable in France and the Cotee matter will either be paid (or settled) prior to the Closing or fully accrued on the Final Closing Balance Sheet;

                           (B) All sales or transfer taxes incurred as a result of the transactions contemplated by the Bill of Sale (i.e., the transfer of assets and stock of Mitchell to Century) will be accrued on the Final Closing Balance Sheet;

                           (C) All accruals and/or reserves on the Final Closing Balance Sheet for or relating to (1) inventory obsolescence, (2) product returns or warranties, (3) accounts receivable, and (4) JWA fiscal 1999 and 2000 rebates and all other promotional expenses that have historically been characterized by JWA as "cooperative advertising liabilities," including any accelerated bonuses under European trade accounts (the "Co-op Liabilities"), all of which will be calculated in a manner consistent with the historical practices followed by JWA with respect to the Business, shall not be subject to any objection under this Section 2.4.(b) by Buyer. The reserve for inventory obsolescence shall not change materially from the level reflected on the Recent Balance Sheet; and

                           (D)  The  Final  Closing  Balance   Sheet  shall  not
                reflect any asset related to an exclusivity prepayment under the Supply Agreement, dated November 2, 1998 with BBS Tech., Inc.

     2.5.  Prorations.

           With respect to the North American Business only, real and personal property taxes, rents and other items payable under any lease or other contract of the North American Business, charges for sewer and utilities and all other items normally prorated in connection with transactions of this kind will be made as of the Closing Date, with JWA liable to the extent such items relate to any time period up to the Closing Date if not already taken into account on the Final Closing Balance Sheet and Buyer liable to the extent such items relate to periods including and subsequent to the Closing Date. The net amount of all such prorations will be settled and paid on the Settlement Date as provided by
Section 2.3.

3.   REPRESENTATIONS AND WARRANTIES OF JWA

     JWA makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof and shall remain true and correct to and including the Closing Date and shall survive the Closing as specified herein. Where any representation or warranty is made to "Mitchell's knowledge" or "to the knowledge of Mitchell," such representation or warranty is made only to the knowledge of Hugues Nello, President of Mitchell, and Mrs. Chantal Coudurier, Administrative and Financial Manager of Mitchell, without imputation to Mr. Nello or Mrs. Coudurier of the knowledge of any other person.

     3.1.  Corporate.

           3.1. (a) Organization. Mitchell and Century are corporations validly existing under the laws of France and Wisconsin, respectively. Century is in good standing (meaning it has filed its most recent annual report and has not filed articles of dissolution with the Wisconsin Department of Financial Institutions) under the laws of the State of Wisconsin.

           3.1. (b) Corporate Power. Mitchell has all requisite corporate power and authority to own, operate and lease its properties and to carry on the European Business as and where it is now being conducted. Century has all requisite corporate power and authority to own, operate and lease its properties and to carry on the North American Business as and where JWA conducted the North American Business on the date of the Recent Balance Sheet. JWA has full power, legal right and authority to enter into, execute and deliver this Agreement, and JWA and Century each have full power, legal right and authority to enter into, execute and deliver the other agreements, instruments and documents to be executed by JWA and/or Century pursuant hereto, including, without limitation, the Bill of Sale, the Transition Services Agreement, the Premium Incentive Sales Agreement, the Minn Kota Distribution Agreement and the License Agreement (as such terms are hereinafter defined) (such other agreements, instruments and documents are sometimes referred to herein as the "Ancillary Instruments"), and to carry out the transactions contemplated hereby and thereby.

           3.1. (c) Authority. The execution and delivery of this Agreement and the Ancillary Instruments and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of JWA, the Board of Directors of Century and by JWA as the sole shareholder of Century and prior to the Closing Date will have been duly authorized by the Board of Directors of Mitchell. No other corporate act or proceeding on the part of JWA, Century, Mitchell, or any of their shareholders is or will be, as the case may be, necessary to authorize this Agreement or the Ancillary Instruments or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered the Ancillary Instruments will constitute, valid and binding agreements of JWA and/or Century, as the case may be, enforceable against JWA and/or Century, as the case may be, in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

           3.1. (d) Qualification. JWA is, Century will be at the Closing, and, to the knowledge of Mitchell, Mitchell is duly licensed or qualified to do business as a foreign corporation, and each is or will be, as appropriate, in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of the Business, makes such licensing or qualification necessary, except in such jurisdictions where the failure to be so licensed or qualified would not have a Material Adverse Effect (as hereinafter defined).

           3.1. (e) Corporate Documents, etc. The copies of the charter and By-Laws of Mitchell and Century, including any amendments thereto, which have been delivered by Mitchell and Century to Buyer are true, correct and complete copies of such instruments as presently in effect. The corporate minute book and stock records of Mitchell and Century which have been furnished to Buyer for inspection are true and correct.

           3.1. (f) Capitalization of Century and Mitchell. The authorized capital stock of Century consists entirely of 9,000 shares of common stock, $.01 par value ("Common Stock"). No shares of Century's capital stock are issued or outstanding except for 100 shares of Common Stock which are owned of record and beneficially by JWA. All such issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law ("WBCL")). There are no (i) securities convertible into or exchangeable for any of Century's capital stock or other securities;

(ii) options, warrants or other rights to purchase or subscribe to capital stock or other securities of Century or securities which are convertible into or exchangeable for capital stock or other securities of Century; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Century, any such convertible or exchangeable securities or any such options, warrants or other rights. None of the outstanding capital stock of Mitchell or Century was issued in violation of any Law or Order (as defined below). Except for director qualifying shares which will be repurchased by JWA prior to the Closing, all of the issued and outstanding shares of capital stock of Mitchell are currently owned by JWA and, as of the Closing Date, will be owned by Century, in each case free and clear of all Liens (as hereinafter defined), and are validly issued, fully paid and nonassessable. There are no (i) securities convertible into or exchangeable for the capital stock or other securities of Mitchell, (ii) options, warrants or other rights to purchase or subscribe to capital stock or other securities of Mitchell or securities which are convertible into or exchangeable for capital stock or other securities of Mitchell, or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Mitchell, any such convertible or exchangeable securities or any such options, warrants or other rights.

           3.1. (g) Subsidiaries. Except for Mitchell, Century, Espace S.A., Johnson Worldwide Associates Canada Inc. and Johnson Worldwide Associates Australia Pty. Ltd., JWA currently does not, and as of the Closing JWA and Century will not, own, directly or indirectly, any capital stock or other equity securities of any corporation that conducts any portion of the Business or have any direct or indirect equity or other ownership interest in any such entity or business.

     3.2.  Title.

           JWA has good and marketable title to the Shares to be sold by JWA hereunder, free and clear of all Liens including, without limitation, voting trusts or agreements.

     3.3.  No Violation.

           Except as set forth on Schedule 3.3, neither the execution and delivery of this Agreement or the Ancillary Instruments nor the consummation by JWA and/or Century of the transactions contemplated hereby and thereby (a) will violate any statute, law, ordinance, rule or regulation (collectively, "Laws") or any order, writ, injunction, judgment, plan or decree (collectively, "Orders") of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other (collectively, "Government Entities"); (b) except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity (including, without limitation, under any "plant-closing" or similar law); or (c) except as would not individually or in the aggregate have a Material Adverse Effect, and subject to obtaining the consents referred to in Schedule 3.3, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets of Century or Mitchell (or the Shares) under, any term or provision of the charter or By-Laws of JWA, Mitchell or Century or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character related to the Business to which JWA, Mitchell or Century is a party or by which JWA, Mitchell or Century or any of its or their assets or properties may be bound or affected.

     3.4.  Financial Statements.

           Included as Schedule 3.4. are true and complete copies of the financial statements of the Business consisting of (a) an unaudited consolidated balance sheet of the Business as of October 1, 1999 (the "Recent Balance Sheet," which term shall refer to the far right hand column, labeled "Adjusted Fishing," of such balance sheet which has been prepared in accordance with U.S. GAAP), and the unaudited statements of income for the years ended October 1, 1999, October 2, 1998 and October 3, 1997, and (b) French statutory audited balance sheets of Mitchell as of October 1, 1999, October 2, 1998 and October 3, 1997, and the related statements of income for the years then ended (including the notes contained therein or annexed thereto). All of such financial statements are, or are prepared from and consistent in all material respects with, such financial reports as have been prepared and used by JWA and Mitchell, as appropriate, in the ordinary course of managing the Business and measuring and reporting its operating results; have been prepared in accordance with U.S. GAAP (except for the French statutory financial statements of Mitchell and except for the nature and amount of the exceptions thereto set forth in Schedule 3.4) applied on a consistent basis, and with the books and records of JWA and Mitchell, as appropriate; and present fairly the assets, liabilities and financial position and the results of operations of the Business as of the dates and for the periods indicated.

     3.5.  Absence of Undisclosed Liabilities.

           Except as and to the extent disclosed in or reflected on the Recent Balance Sheet, the Final Closing Balance Sheet or in Schedule 3.5 or to the extent contemplated by the Bill of Sale, neither Century nor, to the knowledge of Mitchell, Mitchell has any liabilities, commitments or obligations (secured or unsecured, whether known or unknown, and whether accrued, absolute, contingent, direct, indirect or otherwise), other than commercial liabilities and obligations incurred since the date of the Recent Balance Sheet in the ordinary course of business and consistent with the past practice of the Business.

     3.6.  Tax Matters.

           Except as set forth on Schedule 3.6, (a) all federal, state, foreign, county, local and other tax returns relating and required to be filed by or on behalf of Mitchell have been timely filed and when filed were true and correct in all material respects, and the taxes shown as due thereon were paid or adequately accrued; (b) the provision made for taxes on the Recent Balance Sheet is sufficient for the payment of all federal, state, foreign, county, local and other income, ad valorem, duties, excise, profits, franchise, occupation, property, payroll, sales, use, gross receipts and other taxes (and any interest and penalties) and assessments of Mitchell, whether or not disputed, at the date of the Recent Balance Sheet in accordance with U.S. GAAP; (c) Mitchell has not received from the IRS or from the tax authorities of any foreign, state, county, local or other jurisdiction any notice of underpayment of taxes or other deficiency which has not been paid nor any objection to any return or report filed by Mitchell; and (d) Mitchell has duly withheld and paid all taxes required to be withheld and paid relating to salaries and other compensation heretofore paid to the employees of Mitchell or to independent contractors or other persons with respect to Mitchell. Since the date of the Recent Balance Sheet, Mitchell has not incurred any taxes other than taxes incurred in the ordinary course of business consistent in type and amount with past practices of Mitchell. There is no tax sharing agreement that will require payment by Mitchell of any tax after the date of this Agreement.

     3.7.  Absence of Certain Material Changes.

           As used in this Agreement, the term "Material Adverse Effect" shall mean a condition or circumstance which has a material adverse effect on the business, financial condition, results of operations or assets or liabilities (taken as a whole) of the Business. Except as and to the extent set forth in
Schedule 3.7 and with respect to the preparation and negotiation of the transactions contemplated hereby, since the date of the Recent Balance Sheet,
(a) JWA and Mitchell have conducted the Business in the ordinary course and consistent with past practices and (b) there has not been:

           3.7. (a) No Material Adverse Change. Any change which would have a Material Adverse Effect;

           3.7. (b) No Material Damage. Any loss, damage or destruction, whether covered by insurance or not, which would have a Material Adverse Effect;

           3.7. (c) No Increase in Compensation. Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of the Business (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued, other than in the ordinary course of business consistent with past practices, or entry into any employment, severance or similar contract with any director, officer or employee;

           3.7. (d) No Labor Disputes. Any labor dispute or disturbance, other than routine individual grievances which would not have a Material Adverse Effect;

           3.7. (e) No Commitments. Except with respect to the transactions contemplated by the Bill of Sale, any commitment or transaction by JWA directly affecting the Business or by Century or Mitchell (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

           3.7. (f) No Disposition of Property. Except with respect to the transactions contemplated by the Bill of Sale, any sale, lease or other transfer or disposition of any properties or assets of the Business, except in the ordinary course of business;

           3.7. (g) No Liens. Any Lien made on any of the properties or assets of the Business;

           3.7. (h) No Amendment of Contracts. Except with respect to the transactions contemplated by the Bill of Sale, any entering into, amendment or termination by JWA, Century or Mitchell of any contract relating to the Business, or any waiver of material rights thereunder, other than in the ordinary course of business;

           3.7. (i) Credit. Any grant of credit to any customer of the Business on terms or in amounts more favorable than those which have been extended to such customer in the past, any other change in the terms of any credit heretofore extended, or any other change of the policies or practices of the Business with respect to the granting of credit;

           3.7. (j) Accounting Changes. Any material change in the accounting methods used by Mitchell, Century or JWA;

           3.7. (k)  Licenses.  Any  transfer  or  granting  of  any  rights  or
licenses  under,  or  entry  into  any   settlement   regarding  the  breach  or
infringement of, any Trade Rights (as hereinafter defined);

           3.7. (l) Inventories. Any failure to replenish the inventories and supplies of the Business in a manner consistent with prior practice;

           3.7. (m) Selling Practices. Any material change in policies or practices relating to selling practices, returns, discounts or other terms of sale or accounting therefor or in policies of distribution or sales.

           3.7. (n)  Capital   Expenditures.   Any   capital  expenditures  that
materially exceeded the budgeted amounts set forth on Schedule 3.7; or

           3.7. (o) Other Agreements. Any written agreement by JWA, Century or Mitchell to do any of the foregoing.

     3.8.  No Litigation.

           Except as set forth in Schedule 3.8, (a) there is no written action, claim, demand, suit, arbitration, proceeding, investigation or inquiry, whether civil, criminal or administrative ("Litigation") pending or, to the knowledge of JWA, Mitchell and Century, threatened against JWA, Mitchell or Century that involves the Business and (b) to the knowledge of Hugues Nello, Carl Schmidt and, through December 23, 1999 only, David Gibbons, without imputation to Hugues Nello, Carl Schmidt or David Gibbons of the knowledge of any other person, no condition exists that will give rise to any Litigation which involves the Business. Except as set forth in Schedule 3.8, the Business is not subject to any Order of any Government Entity.

     3.9.  Compliance with Laws and Orders.

           3.9. (a) Compliance. The Business is in compliance with all applicable Laws and Orders, except as set forth in Schedule 3.9 and except for instances of noncompliance where neither the costs and penalties associated with noncompliance nor the costs associated with rectifying the noncompliance would have a Material Adverse Effect. Except as set forth in Schedule 3.9, none of JWA, Century or Mitchell has received written notice of any violation or alleged violation of any Laws or Orders with respect to the Business. To the knowledge of JWA, Century and Mitchell, no event has occurred or condition exists that will result in a violation of any Law or Order with respect to the Business that would have a Material Adverse Effect.

           3.9. (b) Licenses and Permits. JWA, directly or indirectly, and Mitchell now have, and Century and Mitchell will have as of the Closing Date, all licenses, permits, approvals, authorizations and consents of all Government Entities and all certification organizations required for the conduct of the Business as presently conducted, except for any such as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in
Schedule 3.9 and except for violations that would not individually or in the aggregate have a Material Adverse Effect, the Business (including its operations, properties and assets) is in compliance with all such permits and licenses, approvals, authorizations and consents.

     3.10. Title to and Condition of Properties.

           3.10.(a)  Marketable   Title.   JWA   currently   has,   directly  or
indirectly, and as of the Closing Date Century will have, directly or indirectly, good and marketable title to all of the assets, business and properties of the Business, including, without limitation, all such properties (tangible and intangible) reflected in the Recent Balance Sheet, except for inventory disposed of in the ordinary course of business since the date of such Recent Balance Sheet and except for other assets disposed of in the ordinary course of business which are not material to the Business since the date of the Recent Balance Sheet, free and clear of all mortgages, liens, (statutory or otherwise) security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens") except those described in Schedule 3.10 and other Liens that are not material to the Business and, in the case of real property, Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings (and which have been sufficiently accrued or reserved against in the Recent Balance Sheet), municipal and zoning ordinances and easements for public utilities, none of which materially interfere with the use of the property as currently utilized. Except for director qualifying shares, as of the Closing Date, Century will have good and marketable title to all of the issued and outstanding shares of capital stock of Mitchell, free and clear of all Liens.

           3.10.(b) Condition. Except as set forth in Schedule 3.10 and except for matters which will not in the aggregate interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, all property and assets owned or utilized by the Business are in good operating condition and repair, free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of the Business), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the Business as conducted during the preceding twelve (12) months.

           3.10.(c) Assets Necessary to Business. Except (i) for the Excluded Assets (as such term is defined in the Bill of Sale), (ii) as contemplated by the Transition Services Agreement, (iii) for working capital, and (iv) for the combined books and records of the Business and any other business of JWA (access to which is provided for under Section 5.3.(b)), the property and assets of Century and Mitchell as of the Closing Date will include all property and assets which are necessary to permit Buyer to carry on in all material respects the Business as presently conducted.

           3.10.(d) Real Property. Schedule 3.10 sets forth all real property owned (the "Owned Real Property"), used or occupied by Century or Mitchell.

           3.10.(e) No Condemnation or Expropriation. None of JWA, Century or Mitchell has received any notice that all or any portion of the property or any other assets of the Business is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any Government Entity with or without payment of compensation therefor, nor, to the knowledge of Century or JWA, has any such condemnation, expropriation or taking been proposed.

           3.10.(f) Inventory. All inventory of Century and Mitchell related to the Business will be reflected on the Final Closing Balance Sheet.

     3.11. Insurance.

           Set forth in Schedule 3.11 is a list and description of all policies of fire, liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the Business, a summary of which has heretofore been delivered or made available to Buyer. All such policies are valid, outstanding and enforceable policies. No notice of cancellation or termination has been received with respect to any such policy, and none of JWA, Mitchell or Century has knowledge of any act or omission which will result in cancellation of any such policy prior to its scheduled expiration date. There is no claim by JWA, Mitchell or Century pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and none of JWA, Mitchell or nor Century knows of any basis for denial of any claim under any such policy. None of JWA (with respect to the Business), Mitchell or Century has any self-insurance arrangement or any contract or arrangement, other than a policy of insurance, for the transfer or the sharing of any risk. None of JWA (with respect to the Business), Century or Mitchell has received any refusal of coverage or a notice that a defense will be afforded with reservation of rights, or any notice or other indication that any such insurance policy will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder. JWA (with respect to the Business), Century and Mitchell have paid all premiums due, and have otherwise performed all of their respective obligations, under each such insurance policy.

     3.12. Contracts and Commitments.

           3.12.(a) Real Property Leases. Except as set forth in Schedule 3.12, none of JWA, Century or Mitchell has any leases of real property used or held for use in connection with the Business.

           3.12.(b) Personal Property Leases. Except as set forth in Schedule 3.12, none of JWA, Century or Mitchell has any leases of personal property used or held for use in connection with the Business involving consideration or other expenditure in excess of $100,000 or involving performance over a period of more than six (6) months after the Closing.

           3.12.(c) Powers of Attorney. Except as set forth in Schedule 3.12, none of JWA, Century or Mitchell has given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever in connection with the Business.

           3.12.(d)  Collective  Bargaining  Agreements.  Except as set forth in
Schedule 3.12, none of JWA, Century or Mitchell is a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups applicable to employees of the Business. Copies of any such agreements have heretofore been delivered or made available to Buyer.

           3.12.(e) Loan Agreements. Except as set forth in Schedule 3.12, neither Century nor Mitchell is obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

           3.12.(f) Guarantees. Except as set forth in Schedule 3.12, neither Century nor Mitchell has guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

           3.12.(g) Contracts Subject to Renegotiation. None of JWA, Century or Mitchell is a party to any contract in connection with or affecting the Business with any governmental body which is subject to renegotiation.

           3.12.(h) Employment and Similar Contracts. Except for the Employee Benefit Plans (as hereinafter defined) and except as set forth in Schedule 3.12, none of JWA, Century or Mitchell is party to any employment, consulting, agency, collective bargaining or other similar contracts or agreements currently in effect and relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers and consultants who work solely with or for the Business.

           3.12.(i)  Joint Venture and Similar Contracts. Except as set forth in
Schedule 3.12, none of JWA, Century or Mitchell is party to any material joint venture, partnership or similar contracts (including, but not limited to joint research and development and joint marketing contracts) relating to the Business.

           3.12.(j) Acquisition Agreements. Except as set forth in Schedule 3.12, none of JWA (with respect to the Business), Century or Mitchell is party to any material stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements, including, but not limited to, any such agreements relating to the acquisition, sale, lease or disposal of any assets of the Business (other than sales of inventory in the ordinary course of business) or involving continuing indemnity or other obligations relating to the Business.

           3.12.(k) Restrictive Agreements. Except as set forth in Schedule 3.12, none of JWA, Century or Mitchell is party to any contract containing any covenant that materially restricts the business activity of JWA with respect to the Business or Century or Mitchell in any respect.

           3.12.(l)  Sales  or  Purchase  Commitments.  Except  as set  forth in
Schedule 3.12, none of JWA, Century or Mitchell has any sales commitment to customers or distributors of the Business or any purchase commitment for inventory items or supplies in connection with the Business, in each case in excess of $100,000 to any one customer, distributor or supplier.

           3.12.(m) Other Material Contracts. None of JWA, Century or Mitchell has any lease, contract or commitment of any nature in connection with or affecting the Business involving consideration or other expenditure in excess of $100,000, or involving performance over a period of more than six (6) months after the Closing, or which is otherwise individually material to the operations of the Business, except as described in Schedule 3.12 or in any other Schedule.

           3.12.(n) No Default. Except for any such defaults as would not have a Material Adverse Effect, (i) none of JWA, Century or Mitchell is in default under any lease, contract or commitment set forth in Schedule 3.12, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder; (ii) to the knowledge of JWA with respect to contracts and commitments disclosed in Schedule 3.12 related to the North American Business and to the knowledge of Mitchell with respect to contracts and commitments disclosed in Schedule 3.12 related to the European Business, no third party is in default under such contract or commitment; and
(iii) since the date of the Recent Balance Sheet, none of JWA, Century or Mitchell has given to or received from any other entity or person any written notice regarding any default under any contract or commitment disclosed in Schedule 3.12.

           3.12.(o) Consents. Except as set forth on Schedule 3.3, no consent or approval of any third party is required to effect the transactions contemplated hereby or by the Bill of Sale under any instrument, contract, lease or other arrangement required to be set forth on Schedule 3.12.

     3.13. Labor Matters.

           Except as set forth in Schedule 3.13, within the last two (2) years the Business has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements. Except to the extent set forth in Schedule 3.13 and except for any such as would not have a Material Adverse Effect, (a) there is no unfair labor practice charge or complaint against the Business pending or, to the knowledge of JWA, threatened; (b) there is no labor strike, dispute, request for representation, slowdown or stoppage pending or, to the knowledge of JWA, threatened against or affecting the Business nor any secondary boycott with respect to products of the Business; and (c) no grievance nor any arbitration proceeding arising out of or under collective bargaining agreements relating to the Business is pending.

     3.14. Employee Benefit Plans.

           3.14.(a) Plans. Schedule 3.14 identifies each material employee benefit plan, program or arrangement that is (i) a "pension plan" within the meaning of Section 3(2) of ERISA (the "Pension Plans"), (ii) a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or (iii) a "welfare plan" within the meaning of Section 3(1) of ERISA (the "Welfare Plans"), and that is maintained for the benefit of employees of the Business or to which the Business contributes on behalf of its employees. For purposes of this Section 3.14, (i) the Pensions Plans that are intended to be qualified under Section 401(a) of the Internal Revenue Code ("Code") are referred to as the "Qualified Plans," and the Pension Plans and the Welfare Plans are collectively referred to as the "Employee Benefit Plans." True, correct and complete copies of the following documents, to the extent applicable with respect to each of the Employee Benefit Plans, have been made available or delivered to Buyer: (i) the plan (including all amendments thereto); (ii) any related trust document; (iii) the most recent Form 5500 and all applicable schedules thereto; (iv) the most recent IRS determination letter; and (v) the summary plan description.

           3.14.(b) Qualification. Each Qualified Plan complies in all material respects with applicable requirements for qualification under Section 401(a) of the Code as of the date hereof, and the IRS has issued favorable determination letters to the effect that the form of each Qualified Plan satisfies the requirements of Section 401(a) of the Code. There are no facts or circumstances that would jeopardize or adversely affect in any material respect the qualification under Code Section 401(a) of any Qualified Plan, provided that each Qualified Plan will require amendment on or before the last day of the "remedial amendment period" under Section 401(b) of the Code in order to comply with changes in applicable legal requirements.

           3.14.(c)  Administration.   Each  Employee  Benefit  Plan   has  been
administered substantially in accordance with its terms. In addition, each Employee Benefit Plan complies, and has been administered substantially in accordance with, any applicable provisions of ERISA and the rulings and regulations promulgated thereunder, and all reports, returns and other documentation that are required to have been filed with the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency have been filed on a timely basis, in each instance in which the failure to file such reports, returns and other documents would result in any material liability or obligation to the Company. Except for routine claims for benefits being processed through the applicable claims procedure of the relevant Employee Benefit Plan, no lawsuits or complaints to or by any person or governmental authority have been filed or, to the knowledge of the Sellers, are contemplated or threatened, with respect to any Employee Benefit Plan.

           3.14.(d) None of JWA, Century or any affiliate which is treated as a single employer with Century or the Business under Section 4001(b) of ERISA has
(i) incurred liability under Title IV of ERISA (other than with respect to plan insurance premiums), or (ii) received a notice of, or incurred, any withdrawal liability with respect to a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

           3.14.(e) Neither JWA nor Century has incurred any material liability for post-retirement or post-employment medical or life insurance benefits for employees of the Business that is not fully reflected in the financial statements of the Business (other than any obligations of the Business to make available continuation coverage in accordance with the requirements of Section 4980B of the Code and Sections 601 et seq. of ERISA).

     3.15. Trade Rights.

           Schedule 3.15 lists all material Trade Rights (as defined below) in which JWA or Mitchell now has a direct or indirect interest in (and Century will have a direct or indirect interest in at the Closing) and which relate to or are otherwise necessary to conduct the Business and indicates which of such Trade Rights are registered. Except as set forth on Schedule 3.15, such Trade Rights are held free and clear of all Liens. Except as set forth on Schedule 3.15, JWA (currently), Century (as of the Closing) and Mitchell have the right to use, without compensation or royalty to any person, each of the Trade Rights listed. Except as set forth on Schedule 3.15, to the knowledge of JWA and Mitchell, neither JWA nor Mitchell is infringing any Trade Rights of another in the operation of the Business, nor is any other person infringing the Trade Rights of the Business. Neither JWA nor Mitchell has granted any license or made any assignment of any Trade Right except as set forth on Schedule 3.15, nor does JWA or Mitchell pay any royalties or other consideration for the right to use any Trade Rights of others in conducting the Business. There is no Litigation pending or, to the knowledge of JWA and Mitchell, threatened to challenge JWA's (or, as of the closing, Century's) or Mitchell's right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights relating to the Business. To the knowledge of JWA and Mitchell, all Trade Rights relating to the Business are valid, enforceable and in good standing, and, to the knowledge of JWA and Mitchell, there are no equitable defenses to enforcement based on any act or omission of JWA, Century or Mitchell. Except as set forth on
Schedule 3.15, no maintenance fees, taxes, annuities or other actions are due for such Trade Rights within 90 days after the Closing. To the knowledge of JWA or Mitchell, there are no defects in the validity, enforceability or assignability of any Trade Rights. All pending registrations and applications for any trademarks are in a form that is assignable under the laws of the authorizing jurisdiction. The consummation of the transactions contemplated hereby will not alter or impair any Trade Rights owned or used by the Business. To the knowledge of JWA and Mitchell, no patent listed on Schedule 3.15 has been or is now involved in any interference, reissue, re-examination or opposition proceeding. Except as set forth on Schedule 3.15, neither JWA nor Mitchell is aware of any potentially interfering patent or patent applications of any third party. As used herein, the term "Trade Rights" shall mean and include: (a) trademark rights, business identifiers, trade dress, service marks, trade names and brand names, all registrations thereof and applications therefor and all goodwill associated with the foregoing; (b) copyrights, copyright registrations and copyright applications, and all other rights associated with the foregoing and the underlying works of authorship; (c) patents and patent applications, and all international proprietary rights associated therewith; (d) contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (e) inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, blueprints, market research, and all other types of intellectual property; and (f) claims for infringement or breach of any of the foregoing.

     3.16. Major Customers; Suppliers.

           3.16.(a)  Major  Customers.  Schedule 3.16 contains a list of the ten
(10) largest customers, including distributors, of each of the North American Business and the European Business, respectively, for the last fiscal year (determined on the basis of the total dollar amount of net sales), showing the total dollar amount of net sales to each such customer during such year. Except as disclosed in Schedule 3.16 or in publicly available information regarding third parties and other than changes attributable to the operation of the Business by Buyer, neither JWA with respect to the North American Business nor Mitchell with respect to the European Business has knowledge or information of any facts indicating that any of the customers listed on Schedule 3.16 will not continue to be customers of the Business after the Closing at substantially the same level of purchases as heretofore.

           3.16.(b)  Major  Suppliers.  Schedule 3.16 contains a list of the ten
(10) largest suppliers to each of the North American Business and the European Business, respectively, for the last fiscal year (determined on the basis of the total dollar amount of purchases), showing the total dollar amount of purchases from each such supplier during such year. Except as disclosed in Schedule 3.16 or in publicly available information regarding third parties and other than changes attributable to the operation of the Business by Buyer, neither JWA with respect to the North American Business nor Mitchell with respect to the European Business has knowledge of any facts indicating that any of the suppliers listed on Schedule
3.16 will not continue to be suppliers to the Business after the Closing.

     3.17. Product Warranty and Product Liability.

           3.17.(a) Product Warranty. Schedule 3.17 contains true, correct and complete copies of the Business' policies with respect to credits, returns and allowances and standard warranty or warranties for sales of products of the Business in the past fiscal year and, except as stated therein, there are no warranties, commitments, guaranties, indemnities or obligations with respect to the granting of credits or the return or replacement of products of the Business. None of the products of the Business is the subject of any recall campaign by JWA, Century or Mitchell, and, to JWA's and Mitchell's knowledge, no facts or conditions exist which could reasonably be expected to result in such a recall campaign.

           3.17.(b) Product Liability. Except as set forth on Schedule 3.17, neither JWA nor Mitchell has any liability in respect of any product, component or other item sold prior to the Closing by, or service rendered prior to the Closing by or on behalf of, JWA or Mitchell, that (i) is not adequately covered by policies of insurance or by indemnity, contribution, cost sharing or similar agreements or arrangements by or with other persons; (ii) is not otherwise adequately reserved against as reflected in the Recent Balance Sheet; or (iii) will not otherwise be adequately reserved against on the Final Closing Balance Sheet. Except as set forth on Schedule 3.17, to JWA's knowledge with respect to the products of the North American Business or to Mitchell's knowledge with respect to the European Business, there are no defects in design of the products of the North American Business or the European Business, respectively, which would adversely affect performance or create an unusual risk of injury to persons or property.

     3.18. Year 2000 Compliance.

           A "Year 2000 Defect" as used herein means a failure of any property, equipment or assets of the Business, including but not limited to computer software, databases, hardware, controls and peripherals, to (a) operate and produce data on and after January 1, 2000 (including taking into effect that such year is a leap year), or use data based on time periods on and after January 1, 2000 (including taking into effect that such year is a leap year), accurately and without material delay, interruption or error relating to the fact that the time at which and the date on which such software is operating is on or after 12:00 a.m. on January 1, 2000 (including taking into effect that such year is a leap year) and (b) accept, calculate, process, maintain, store and output, accurately and without material delay, interruption or error, all times or dates, or both, whether before, on or after 12:00 a.m. January 1, 2000 (including taking into effect that such year is a leap year), and any time periods determined or to be determined based on such times or date or both.
Schedule 3.18 describes the efforts JWA, Century and Mitchell have made to determine whether any of the assets or properties of the Business, or of any vendors or customers of the Business, is subject to a Year 2000 Defect that could have a Material Adverse Effect, and a brief description of the results and/or anticipated results of such efforts. None of JWA, Century or Mitchell has been notified that any specific vendor or supplier of the Business expects or is likely to experience a Year 2000 Defect that would reasonably be likely to cause a Material Adverse Effect.

     3.19. Bank Accounts.

           Schedule 3.19 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Century and Mitchell maintain a safe deposit box, lock box or checking, savings, custodial or other account of any nature, the type and number of each such account and the signatories therefore, a description of any compensating balance arrangements, and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

     3.20. Contracts With Affiliates.

           All leases, contracts, agreements or other arrangements concerning the Business between the Business and either JWA or any affiliate of JWA are described on Schedule 3.20.

     3.21. No Brokers or Finders.

           Except for Tucker Anthony Cleary Gull and Tanner & Co., neither JWA, Mitchell nor Century nor any of their respective directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

     3.22. Accounts Receivable of Mitchell.

           All accounts receivable of Mitchell that are reflected on the Recent Balance Sheet or on the accounting records of Mitchell as of the Closing Date (collectively, the "Mitchell Receivables") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of conducting the European Business. Except for the Doral receivable in France (which will be disposed of pursuant to Section
2.4.(b)(v)(A)), there is no contest, claim or right of set-off, other than returns in the ordinary course of business, under any contract of Mitchell with any obligor of any Mitchell Receivables relating to the amount or validity of such Mitchell Receivables.

     3.23. Employees.

           Schedule 3.23 contains a complete and accurate list of the name and current compensation levels of each employee who works solely for the Business.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer makes the following representations and warranties to JWA, each of which is true and correct on the date hereof and shall remain true and correct to and including the Closing Date and shall survive the Closing as specified herein.

     4.1.  Corporate.

           4.1. (a)  Organization.   Buyer  is  a  corporation  duly  organized,
validly existing and in good standing under the laws of the State of Iowa.

           4.1. (b) Corporate Power. Buyer has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Buyer and to carry out the transactions contemplated hereby and thereby.

     4.2.  Authority.

           The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Buyer. No other corporate act or proceeding on the part of Buyer or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer pursuant hereto will constitute, valid and binding agreements of Buyer, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

     4.3.  No Violation.

           Neither the execution and delivery of this Agreement or the other agreements, instruments and documents to be executed by Buyer pursuant hereto nor the consummation by Buyer of the transactions contemplated hereby and thereby (a) will violate any Laws or Orders of any Government Entity, (b) except for applicable requirements of the HSR Act, will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any term or provision of the Articles of Incorporation or By-Laws of Buyer or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Buyer is a party or by which Buyer or any of its assets or properties may be bound or affected.

     4.4.  No Brokers or Finders.

           Neither Buyer nor any of its directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

     4.5.  Investment Intent.

           The Shares are being acquired by Buyer for investment only and not with the view to resale or other distribution.

     4.6.  Financing.

           Buyer has received a commitment letter from Harris Trust and Savings Bank, Chicago, Illinois ("Harris Bank") (the commitment letter and attached Summary of Indicative Terms and Conditions, dated January 10, 2000, attached hereto as Exhibit B is hereinafter referred to as the "Harris Commitment"), pursuant to which Harris Bank has agreed, subject to the terms and conditions set forth in the Harris Commitment, to provide Buyer with adequate financing to enable Buyer to consummate the purchase of the Shares at the Closing as contemplated by this Agreement (the financing to be provided pursuant to the Harris Commitment is hereinafter referred to as the "Financing"). Buyer also has received a commitment letter from Prudential Insurance Company of America ("Prudential") (the commitment letter, dated January 10, 2000, attached hereto as Exhibit C is hereinafter referred to as the "Prudential Commitment"), pursuant to which Prudential has agreed, subject to the terms and conditions set forth in the Prudential Commitment, to consent to the purchase of the Shares and to modify certain terms of Buyer's $35 million senior notes held by Prudential in order to satisfy the condition set forth in the Harris Commitment under the caption "Conditions Precedent." As of the date hereof, Buyer satisfies the conditions relating to Buyer's pro forma EBITDA as set forth in the Harris Commitment, as amended, under the caption "Conditions Precedent." Since September 30, 1999 to the date hereof, no material adverse change in the financial condition, prospects, operations or properties of Buyer has occurred.

5.   COVENANTS

     5.1.  Noncompetition; Confidentiality.

           As an inducement to Buyer to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the Business, JWA hereby covenants and agrees as follows:

           5.1. (a) Covenant Not to Compete. For a period of four (4) years and six (6) months from the Closing Date, JWA will not, directly or indirectly:

                     (i) engage in, continue in or carry on any business which competes with the Business, including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which is so engaged; or

                     (ii) consult with, advise or assist in any way, primarily with respect to an activity which is competitive with the Business, whether or not for consideration, any corporation, partnership, firm or other business organization which is now or becomes a competitor of the Business, including, but not limited to, advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction on other than an arm's length basis with any such competitor;

     provided, however, that the foregoing shall not (i) prohibit the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation; (ii) preclude the transfer of all or any part of JWA to a competitor of the Business; (iii) prohibit JWA from conducting or engaging in promotional activities with competitors of the Business where such activities primarily involve products or operations of JWA's businesses other than the Business; or (iv) prohibit JWA from operating under the terms and conditions of the Premium Incentive Sales Agrement. The parties agree that the geographic scope of this covenant not to compete shall extend worldwide. The parties agree that Buyer may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any person, corporation, firm or entity that purchases all or part of the Business. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

           5.1. (b) Covenant of Confidentiality. JWA hereby covenants and agrees that it shall not at any time subsequent to the Closing, except as explicitly requested by Buyer, (i) use for any purpose, (ii) disclose to any person or (iii) keep or make copies of documents, tapes, discs, programs or other information storage media ("records") containing, any confidential information relating solely to the Business, all such information being deemed to be transferred to Buyer hereunder. For purposes hereof, "confidential information" shall mean and include, without limitation, all Trade Rights in which Century or Mitchell, as of the Closing, has an interest, all customer and vendor lists of the Business and customer information and related information of the Business, and all other information concerning the processes, apparatus, equipment, packaging, products, marketing and distribution methods of the Business not previously disclosed to the public directly by JWA, Century, Mitchell or Buyer. If at any time after Closing, JWA should discover that it is in possession of any records relating solely to confidential information of the Business, then JWA shall immediately turn such records over to Buyer, which shall upon request make available to the surrendering party any information contained therein which is not confidential information.

           5.1. (c) Covenant of Nonsolicitation. JWA hereby covenants and agrees that it shall not, until November 4, 2001, without the written consent of Buyer, directly or indirectly, solicit to hire or seek to cause to leave the employ of Buyer or any subsidiary of Buyer, including without limitation Century and Mitchell (the "Buyer Group") (i) any executive employed by any member of the Buyer Group or (ii) any other employee of the Buyer Group with whom JWA has had contact or who (or whose performance) became known to JWA in connection with the transactions contemplated by this Agreement.

     5.2.  HSR Act Filings.

           To the extent such filings have not been completed prior to the execution of this Agreement, each party shall, in cooperation with the other parties, file or cause to be filed any reports or notifications that may be required to be filed by it under the HSR Act, with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and shall furnish to the others all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other. Prior to making any communication, written or oral, with the Federal Trade Commission, the Antitrust Division of the federal Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby, JWA shall consult with Buyer and Buyer shall consult with JWA.

     5.3.  Access to Information and Records.

           5.3. (a) Prior to Closing. During the period prior to the Closing, JWA shall give Buyer, its counsel, accountants and other representatives (a) access during normal business hours to all of the properties, books, records, contracts and documents of JWA, Mitchell and Century for the purpose of such inspection, investigation and testing as Buyer deems appropriate (and JWA shall furnish or cause to be furnished to Buyer and its representatives all information with respect to the Business as Buyer may reasonably request); and
(b) with the prior consent of JWA in each instance, access to employees, agents and representatives for the purposes of such meetings and communications as Buyer reasonably desires.

           5.3. (b) After Closing. After the Closing, each party will afford the other party, its counsel, accountants and other representatives, during normal business hours, reasonable access to the books, records and other data in such party's possession relating directly or indirectly to the properties, liabilities or operations of the Business, with respect to periods prior to the Closing, and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party for any proper business purpose.

     5.4.  Conduct of Business Pending the Closing.

           From the date hereof until the Closing, except as otherwise approved in writing by Buyer, JWA covenants as follows:

           5.4. (a) No Changes. Except (i) for the removal by JWA of any cash of the Business or (ii) the repurchase of the inventory of Mitchell relating to JWA's motors business, JWA and Century will, and will cause Mitchell to, carry on the Business diligently and in the same manner as such has been carried on by JWA and Mitchell heretofore and neither JWA nor Mitchell will make or institute any material changes in the methods of purchase, sale, management, accounting or operation of the Business.

           5.4. (b) Maintain Organization. JWA and Century will take such action as may be necessary to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of the Business and will use their reasonable best efforts to preserve the Business intact, to keep available to Century the present officers and employees of the Business, and to preserve for Century JWA's present relationships with suppliers and customers of the Business and others having business relationships with the Business.

           5.4. (c) No Breach. Neither JWA nor Century will knowingly do or omit any act, or knowingly permit any omission to act, which will cause a breach of any contract, commitment or obligation material to the Business, or any breach of any representation, warranty, covenant or agreement made by JWA herein, or which would have required disclosure on Schedule 3.7 had it occurred after the date of the Recent Balance Sheet and prior to the date of this Agreement.

           5.4. (d) No Material Contracts. No contract or commitment will be entered into, and no purchase of raw materials or supplies and no sale of goods or services (real, personal, or mixed, tangible or intangible) will be made, by or on behalf of JWA, Century or Mitchell in connection with the operation of the Business, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice, are not material to the Business or would not have been required to be disclosed in the Schedules hereto had they been in existence on the date of this Agreement.

           5.4. (e) No Corporate Changes. Neither Century nor Mitchell shall amend its charter or bylaws or make any changes in authorized or issued capital stock.

           5.4. (f) Maintenance of Insurance. The Business shall maintain all of the insurance set forth in Schedule 3.11.

           5.4. (g) Maintenance of Property. JWA, Century and Mitchell shall use, operate, maintain and repair all property of the Business in a normal business manner.

           5.4. (h) No Negotiations. Neither JWA nor Century will directly or indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of Century, the Business, Mitchell or any part thereof or any equity securities of Century or Mitchell (an "Acquisition Proposal"), and JWA shall immediately advise Buyer of the receipt of any Acquisition Proposal.

           5.4. (i) No Transfer of Shares. JWA shall not transfer or attempt to transfer any of the Shares except to Buyer pursuant hereto, and Century shall refuse to accept any certificates for Shares to be transferred or otherwise to allow such transfers to occur upon its books other than as contemplated hereby.

           5.4. (j) Contract Changes. None of JWA, Mitchell or Century shall enter into or terminate any distributorship, sales representative, joint venture or similar agreement relating to the Business, except for distributorship, sales representative, joint venture or similar agreements which are in the ordinary course of business and consistent with past practice, are not material to the Business or would not have been required to be disclosed in the Schedules hereto had they been in existence on the date of this Agreement.

     5.5.  Execution of Bill of Sale.

           JWA and Century shall each execute the Bill of Sale, and JWA and Century shall cause the transactions contemplated thereby to become effective, prior to the Closing Date.

     5.6.  Transition Services Agreement.

           On the date hereof, JWA and Buyer are executing and delivering a transition services agreement, in the form of Exhibit D hereto, relating to the use of certain of JWA's information systems and employee services by Century and Buyer in connection with the North American Business subsequent to the Closing Date, subject to the terms and conditions specified therein (the "Transition Services Agreement").

     5.7.  Trademark Application; License Agreements.

           Prior to the Closing, JWA shall file a trademark application for the United States registration of the "Johnson" name for fishing tackle products. At the Closing, JWA and Buyer shall execute and deliver license agreements, substantially in the forms attached hereto as Exhibit E and Exhibit F, relating to the licensing by JWA to Buyer of (a) any such issued trademark and the use of the name "Johnson" subsequent to the Closing Date and (b) the use of the trademarks "Neptune" and "Maxxum" subsequent to the Closing Date, in each case subject to the terms and conditions specified therein (collectively, the "License Agreements").

     5.8.  Consents.

           JWA, Mitchell, Century and Buyer will use commercially reasonable efforts prior to Closing to obtain all consents necessary for the consummation of the transactions contemplated hereby.

     5.9.  Other Action.

           JWA, Mitchell, Century and Buyer shall use commercially reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the parties' obligations to consummate the transactions contemplated in this Agreement.

     5.10. Notification.

           Between the date of this Agreement and the Closing Date, JWA will promptly notify Buyer in writing if JWA, Century or Mitchell becomes aware of any fact or condition that causes or constitutes a breach of any of JWA's representations and warranties as of the date of this Agreement, or if JWA, Century or Mitchell becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. JWA and Century shall have a continuing obligation to notify Buyer with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules hereto.

     5.11. Employee Matters.

           5.11.(a) Benefit Plans. The participation of eligible employees of Mitchell in any employee benefit plan or program that is maintained by Mitchell for the benefit of employees of Mitchell will continue following the Closing
Date, subject to Mitchell's right to amend or terminate such program in accordance with the procedures specified in such plan or program and in accordance with the requirements of applicable law. The participation of Affected Employees (as such term is defined in the Bill of Sale) in any employee benefit plan or program that is maintained by JWA but in which Affected Employees participate will terminate on the Closing Date. JWA agrees to satisfy (or in the case of an eligible claim paid by Buyer, to reimburse Buyer for) all eligible claims for benefits that are incurred prior to the Closing Date under an employee benefit plan or program maintained by JWA, whether insured or otherwise (including, but not limited to, workers' compensation, life insurance, medical and disability programs), and that are brought by, or in respect of, employees and former employees of the Business. Buyer will establish or will cause Century to establish, effective as of the Closing Date, employee benefit and fringe benefit plans or arrangements that, in the aggregate, are substantially equivalent to the employee benefit and fringe benefit plans or arrangements in effect for Buyer's employees immediately prior to the Closing Date, subject to Buyer's or Century's right to amend or terminate its plan or program in accordance with the procedures specified in such plan or program in accordance with the requirements of applicable law.

           5.11.(b) Accrued Wages. The amount of wages and other remuneration due in respect of periods up to the Closing Date to employees of the North
American Business and the amount of bonuses due to such employees for such period will be paid by JWA directly to such employees.

           5.11.(c) Severance. JWA shall be responsible for satisfying any and all severance obligations to employees of the North American Business who are not employed by Century or Buyer immediately following the Closing. Buyer shall be responsible for satisfying any and all severance obligations to employees of the North American Business who are employed by Century or Buyer immediately following the Closing, other than for the specific severance arrangements JWA or Century has established or entered into with such individuals in contemplation of the transactions contemplated hereby. Except as may be mutually agreed in writing by JWA and Buyer, Buyer shall reimburse JWA for any severance obligations paid by JWA to employees of the North American Business who are not employed by Century or Buyer immediately following the Closing in the event that any such employee becomes an employee of, or consultant or agent to, Buyer or Century within six months following such employee's termination of employment with JWA.

     5.12. Co-op Liabilities.

           Within 30 days of the end of JWA's fiscal year 2000, Buyer shall deliver to JWA a report (the "Co-op Report") setting forth the actual amount of out-of-pocket expenses incurred by Buyer in satisfaction of the Co-op
Liabilities ("Co-op Expenses"), together with supporting schedules and information in sufficient detail to allow JWA to confirm the amounts set forth on the Co-op Report. If on the date that is 30 days after receipt by JWA of the Co-op Report, JWA has not submitted a written objection to the Co-op Report (a "Co-op Objection") to Buyer, then either (a) if the accrual set forth on the Final Closing Balance Sheet related to the Co-op Liabilities (the "Co-op Accrual") is greater than the Co-op Expenses, then Buyer shall pay to JWA in cash an amount equal to the difference between the Co-op Accrual and the Co-op Expenses, or (b) if the Co-op Expenses are greater than the Co-op Accrual, then JWA shall pay to Buyer in cash an amount equal to the difference between the Co-op Expenses and the Co-op Accrual. If JWA timely submits a Co-op Objection, then the parties shall work together in good faith to reach a mutually-agreeable resolution of such dispute. If such a resolution cannot be reached within 30 days, then either party may submit such dispute to arbitration in accordance with Article 11. The term "Co-op Expenses" shall only include Buyer's portion of expenses incurred in satisfaction of the Co-op Liabilities and shall not include expenses related to any increase in Co-op Liabilities as a result of Buyer's sale of products other than products of the Business or Buyer's change in any commitment related thereto. The Co-op Expenses shall be calculated on a per customer basis to the extent possible.

     5.13. Premium Incentive Sales Agreement.

           At the Closing, JWA and Buyer shall execute and deliver a premium incentive sales agreement, in a form reasonably satisfactory to JWA and Buyer, relating to JWA's representation of Buyer with respect to premium incentive sales of products of the Buyer (including products of the Business), with the terms of such agreement to include, without limitation, (a) a standard sales commission rate of 16% and (b) an initial term subject to extensions in one-year increments based upon the achievement by JWA of mutually agreed upon performance standards (the "Premium Incentive Sales Agreement").

     5.14. Minn Kota Distribution Agreement.

           At the Closing, JWA and Buyer shall execute and deliver a distribution agreement, in a form reasonably satisfactory to JWA and Buyer, relating to the exclusive distribution of JWA's Minn Kota products by Buyer (or an affiliate thereof) in Australia and New Zealand (the "Minn Kota Distribution Agreement"), which shall provide, among other things and subject to further clarification therein, that (a) JWA will maintain its existing gross margins with respect to the distributed products during the term thereof and (b) the term thereof shall extend for a period of 2 1/2 years from the Closing Date, subject to extensions in one-year increments based upon the achievement by Buyer of mutually agreed upon performance standards.

     5.15. [Intentionally Omitted]

     5.16. Payment of Certain Claims and Indebtedness.

           JWA will cause all intercompany receivables and payables with Century or Mitchell to be satisfied in full prior to the Closing.

     5.17. Stahlberg Matter.

           JWA will cooperate with Buyer in the renegotiation of Stahlberg's existing compensation arrangements, without the requirement on the part of JWA to pay any money or incur any cost in connection therewith.

     5.18. Scubapro.

           Following the Closing, JWA will cause Scubapro Italy S.r.l., an indirect wholly-owned subsidiary of JWA ("Scubapro"), to waive or otherwise not pursue any indemnity rights or Claims (as hereinafter defined) it may have against Mitchell with respect to the termination of that certain Commercial Agent Agreement-Administrative Assistance Agreement, dated September 23, 1994, by and between Mitchell and Scubapro (the "Scubapro Contract"), whether arising under the Scubapro Contract or pursuant to French law applicable thereto, in the event that Mitchell desires to terminate the Scubapro Contract for any reason at any time subsequent to the Closing; provided, however, that Scubapro shall in all cases be entitled to all amounts owing to Scubapro under the Scubapro
Contract in connection with services provided to Mitchell prior to such termination. Buyer shall be solely responsible for any and all severance obligations to the four Scubapro employees who currently work for the Business as well as any other employees hired after the Closing Date who work for the Business, and shall indemnify, defend and hold harmless JWA and Scubapro from and against all Claims of such employees.

     5.19. Mitchell's Minn Kota Assets.

           Prior to the Closing, JWA shall commence or make arrangements for the return to JWA of assets held by Mitchell that are utilized in connection with JWA's motors business, including, without limitation, (a) inventory related to Minn Kota products and (b) all rights Mitchell may have to pursue violations of the trademark "Minn Kota" in Europe. Following the Closing and to the extent necessary, Buyer shall, and shall cause Buyer's Affiliates to, cooperate with JWA in promptly completing the return of such assets.

     5.20. Collection of Accounts Receivable.

           In connection with the collection by JWA after the Closing of the Retained Accounts and any of Buyer's accounts receivable for the North American Business under the Transition Services Agreement ("Buyer's Receivables"), and with respect to the receipt of payments by Buyer after the Closing from any customer of the Business who has any outstanding Retained Account, the parties agree that all payments received by JWA or Buyer from customers of the Business who have outstanding Retained Accounts or Buyer's Receivables shall either be retained by the recipient or promptly remitted to the other party, as the case may be, in accordance with the following procedure: All payments from such customers shall be credited to the specific invoices for which such payments are submitted if correlation of specific invoices with such payments is reasonably possible and, if such correlation is not reasonably possible, then such payments shall be credited first to the invoice item, whether a Retained Account or a Buyer Receivable, which has been outstanding for the longest period of time.

     5.21. Yamaha.

           JWA, Mitchell and Buyer shall cooperate, both prior to and after the Closing Date, to obtain the assignment to JWA of Mitchell's rights and obligations under that certain Supply Agreement, dated as of March 25, 1998 (the "Yamaha Agreement"), by and between Mitchell and Yamaha Motor Europe NV ("Yamaha"). JWA shall indemnify, defend and hold harmless Buyer and Buyer's Affiliates from and against all claims asserted by or on behalf of Yamaha following the Closing Date relating to a breach by Mitchell of, or failure of Mitchell to perform under, the Yamaha Agreement.

     5.22. Cooperation in Terminating Sales Representatives.

           JWA shall use its commercially reasonable efforts following the Closing Date to cooperate with Buyer in seeking termination, on terms acceptable to Buyer, of the agreements between JWA and sales representatives of the North American Business, without the requirement on the part of JWA to pay any money or incur any cost in connection therewith.

     5.23. Product Liability Insurance.

           JWA agrees to maintain its products liability insurance, or obtain a products liability insurance tail, insuring against Claims with respect to the products of the Business that are reported to JWA prior to September 30, 2000 (regardless of when the products that are the subjects of any such Claims were manufactured).

     5.24. Rip Tide.

           JWA will use its best efforts prior and subsequent to the Closing Date, without the requirement on the part of JWA to pay any money or incur any cost (in either case to or at the direction of the owner of the trademark "Rip Tide") in connection therewith, to obtain a written license agreement (in a form reasonably satisfactory to Buyer) providing for the continued use of the trademark "Rip Tide" by the Business following the Closing (such trademark is currently utilized by the Business pursuant to the oral permission of the owner thereof).

     5.25. Environmental Site Assessments.

           5.25.(a) Phase I. JWA shall engage Dames & Moore to conduct a Phase I environmental site assessment (the "Phase I") of the real property in France currently owned by Mitchell (the "Mitchell Property"). The Phase I will expressly state that Buyer and Buyer's lenders are entitled to rely thereon.

           5.25.(b) Phase II. At Buyer's option, Buyer may engage an environmental consultant engaged in the regular business of environmental engineering that is reasonably acceptable to JWA to conduct soil or groundwater sampling at the Mitchell Property, with such activities to be completed within 45 days after the Closing Date (such activities are hereinafter referred to as the "Phase II"). JWA shall pay one-half of the costs of any Phase II work that is recommended in the Phase I to be conducted on the Mitchell Property. Buyer shall be solely responsible for conducting any Phase II work beyond that recommended in the Phase I and JWA and Buyer shall each pay one-half of such additional Phase II work; provided, however, that JWA's costs under this provision shall not exceed $20,000.

     5.26. Letters of Credit.

           On the date hereof, Buyer is delivering to JWA an irrevocable letter of credit in the amount of $500,000 in the form attached hereto as Exhibit G (the "Letter of Credit"). If the Closing does not occur on or prior to February 4, 2000, then on or before the earlier to occur of (i) February 5, 2000, if on such date the sole remaining condition to the Closing set forth in Article 6 (assuming the Closing were to occur on such date) is the satisfaction of Section 6.6, or (ii) the second business day subsequent to February 4, 2000 on which the sole remaining condition to the Closing set forth in Article 6 (assuming the Closing were to occur on such date) is the satisfaction of Section 6.6, Buyer shall deliver to JWA an additional irrevocable letter of credit, issued by the same bank that issued the letter of credit on the date hereof, in the amount of $500,000, in substantially the form attached hereto as Exhibit G (such letter of credit, together with the Letter of Credit, are collectively referred to as the "Letters of Credit"), unless Buyer shall have delivered to JWA on or prior to February 4, 2000 a writing from Harris Bank that the proceeds of the Financing will not be made available to Buyer for any reason.

     5.27. Financing.

           5.27.(a) Buyer will use its best efforts to consummate the Financing. If any portion of the Financing becomes unavailable, regardless of fault, Buyer will use its best efforts to obtain from other sources the financing necessary for the purchase of the Shares at the Closing as contemplated by this Agreement. Consistent with the foregoing, Buyer will not take any action or omit to take any action in bad faith that may impair its ability, or the lenders' willingness, to consummate the Financing. Buyer will keep JWA reasonably informed as to the status of the Financing and will notify JWA promptly of any material developments with respect to the Financing.

           5.27.(b) As a condition of and inducement to JWA's willingness to enter into and perform this Agreement and to give Buyer the rights associated with the condition to the Closing set forth in Section 6.6, if this Agreement is terminated pursuant to Section 10.1.(c), Section 10.1.(d) or Section 10.1.(e), then JWA shall receive the proceeds of the Letter(s) of Credit as liquidated damages. JWA's receipt of the proceeds of the Letter(s) of Credit pursuant to the foregoing sentence shall be its sole and exclusive remedy for termination of this Agreement pursuant to Section 10.1.(c), Section 10.1.(d) or Section 10.1.(e); provided, however, that if JWA terminates this Agreement pursuant to
Section 10.1(d)(ii), then JWA shall receive the proceeds of the Letter of Credit and be entitled to pursue any and all additional remedies it may have hereunder.

           5.27.(c) As used herein, the term "Trigger Event" shall mean (i) the sole remaining condition of Closing set forth in Article 6 on February 29, 2000 is the satisfaction of Section 6.6, and (ii) Buyer shall not have given to JWA on or prior to February 29, 2000 a writing from Harris Bank to Buyer that the proceeds of the Financing have not been made available to Buyer as a result of
(1) a material adverse change in the financial condition, prospects, operations or properties of Buyer subsequent to the date hereof, (2) a material adverse change in the financial condition, prospects, operations or properties of the Business subsequent to September 30, 1999 or (3) a material disruption in the financial markets, which in Harris Bank's reasonable opinion impacts pricing or availability of credit in a material way, has occurred subsequent to the date hereof.

6.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:

     6.1.  Representations and Warranties True of the Closing Date.

           Each of the representations and warranties made by JWA in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties made by JWA in this Agreement that is not so qualified and the statements contained in any Schedule to this Agreement or in the certificate delivered by JWA pursuant to Section 9.1.(b) shall be true and correct in all material respects, in each case as of the date of this Agreement and, except to the extent that such representations and warranties speak as of an earlier date, as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer.

     6.2.  Compliance With Agreement.

           JWA, Mitchell and Century shall have in all material respects performed and complied with all of their agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, including the delivery of the closing deliveries specified in
Section 9.1.

     6.3.  Absence of Litigation.

           No Litigation (i) shall have been commenced or threatened by any Government Entity, and no investigation by any Government Entity shall have been commenced, against Buyer, JWA, Mitchell or Century or any of the affiliates, officers or directors of any of them (in their capacities as such), with respect to the transactions contemplated hereby; or (ii) shall have been commenced by any third party (other than a Governmental Entity) against Buyer or against any person affiliated with Buyer involving any challenge to, or seeking damages or other relief in connection with, the transactions contemplated hereby.

     6.4.  Hart-Scott-Rodino Waiting Period.

           All applicable waiting periods related to the HSR Act shall have expired.

     6.5.  Certain Consents.

           The consents to or approvals of the transactions contemplated by this Agreement and the Ancillary Instruments by the third parties listed on Schedule
6.5 shall have been obtained.

     6.6.  Financing Proceeds.

           Buyer shall have received (a) proceeds of the Financing or (b) the financing necessary for the purchase of the Shares as contemplated by this Agreement from sources other than Harris Bank.

7.   CONDITIONS PRECEDENT TO JWA'S OBLIGATIONS

     Each and every obligation of JWA to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

     7.1.  Representations and Warranties True on the Closing Date.

           Each of the representations and warranties made by Buyer in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties made by Buyer in this Agreement that is not so qualified and the statements contained in the certificate delivered by Buyer pursuant to Section 9.2.(b) shall be true and correct in all material respects, in each case as of the date of this Agreement and, except to the extent that such representations and warranties speak as of an earlier date, as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by JWA.

     7.2.  Compliance With Agreement.

           Buyer shall have in all material respects performed and complied with all of Buyer's agreements and obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date, including the delivery of the closing deliveries specified in Section 9.2.

     7.3.  Absence of Litigation.

           No Litigation (i) shall have been commenced or threatened by any Governmental Entity, and no investigation by any Government Entity shall have been commenced, against Buyer, JWA, Mitchell or Century or any of the affiliates, officers or directors of any of them (in their capacities as such), with respect to the transactions contemplated hereby; or (ii) shall have been commenced by any third party (other than a Governmental Entity) against JWA or against any person affiliated with JWA involving any challenge to, or seeking damages or other relief in connection with, the transactions contemplated hereby.

     7.4.  Hart-Scott-Rodino Waiting Period.

           All applicable waiting periods related to the HSR Act shall have expired.

8.   INDEMNIFICATION

     8.1.  By JWA.

           Subject to the terms and conditions of this Article 8, JWA hereby agrees to indemnify, defend and hold harmless Buyer, its directors, officers, employees and controlled and controlling persons, including Mitchell and Century (hereinafter "Buyer's Affiliates"), from and against all Claims asserted against, resulting to, imposed upon, or incurred by Buyer or Buyer's Affiliates, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of JWA contained in or made pursuant to this Agreement when made or deemed made;
(b) the breach of any covenant of JWA contained in this Agreement; or (c) the Litigation identified on Schedule 3.8 under the heading "Sodeco vs Mitchell." As used in this Article 8, the term "Claim" shall include (i) all debts, liabilities and obligations; (ii) all losses, damages, judgments, awards, settlements, costs and expenses, penalties, court costs and attorneys fees and expenses; and (iii) all demands, claims, suits, actions, costs of investigation, causes of action, proceedings and assessments, whether or not ultimately determined to be valid, but shall not include any special, consequential or punitive damages.

     8.2.  By Buyer.

           Subject to the terms and conditions of this Article 8, Buyer hereby agrees to indemnify, defend and hold harmless JWA, its directors, officers, employees and controlled and controlling persons from and against all Claims asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from (a) the inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement or (b) the breach of any covenant of Buyer contained in this Agreement.

     8.3.  Indemnification of Third-Party Claims.

           The obligations and liabilities of any party to indemnify any other under this Article 8 with respect to Claims relating to third parties shall be subject to the following terms and conditions:

           8.3. (a) Notice and Defense. The party or parties to be indemnified (whether one or more, the "Indemnified Party") will give the party from whom indemnification is sought (the "Indemnifying Party") prompt written notice of any such Claim, and the Indemnifying Party will undertake the defense thereof by representatives chosen by it. Failure to give such notice shall not affect the Indemnifying Party's duty or obligations under this Article 8, except to the extent the Indemnifying Party is prejudiced thereby. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not settle such Claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense.

           8.3. (b) Failure to Defend. If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim.

     8.4.  Limitations on Indemnification.

           All claims for indemnification under this Agreement are subject to the following limitations:

           8.4. (a) Time Limitation. Except for indemnification claims with respect to the Excepted Claims (as hereinafter defined), no claim or action shall be brought under this Article 8 after April 30, 2001. Notwithstanding the foregoing or any other provision of this Agreement:

                     (i) There shall be no time limitation on claims or actions brought for breach of any representation or warranty made by JWA in or pursuant to Sections 3.1.(a), 3.1.(b), 3.1.(c), 3.1.(e), 3.1.(f),
           3.1.(g), 3.2 or 3.10.(a).

                     (ii) Any claim or action brought for breach of any representation or warranty made by JWA or Century in or pursuant to
           Section 3.6 may be brought at any time until the underlying tax obligation is barred by the applicable period of limitation under federal and state laws relating thereto (as such period may be extended by waiver).

                     (iii) Any claim made by a party hereunder by a demand for arbitration in accordance with Article 11 hereof prior to April 30, 2001, or, if later, the termination of the survival period for such claim shall be preserved despite the passing of April 30, 2001, or, if later, the subsequent termination of such survival period.

           8.4. (b) Basket. Except for indemnification claims with respect to the Excepted Claims, Buyer and Buyer's Affiliates shall not be entitled to indemnification under this Article 8 except and then only to the extent the aggregate of JWA's indemnification obligations pursuant to this Article 8 (but for this Section 8.4.(b)) exceeds Three Hundred Thousand Dollars ($300,000).

           8.4. (c) Insurance Offset. The obligation of a party to provide indemnification for any Claim under this Article 8 shall be reduced by the full amount of any insurance realized and paid to the Indemnified Party (or any affiliate thereof) with respect to such Claim or the underlying facts under any applicable policy or policies. The Indemnified Party (or any affiliate) shall use its reasonable efforts to make insurance claims relating to any Claim for which it is seeking indemnification pursuant to this Article 8.

           8.4. (d) Tax Effect. The indemnification obligation of an Indemnifying Party shall be net of a reasonable estimate of the present value of any tax benefits realized or reasonably expected to be realized by the Indemnified Party (calculated at the maximum applicable federal and state tax rates then in effect) by reason of the facts and circumstances giving rise to the Indemnifying Party's liability.

           8.4. (e) Aggregate Limitation. Except for indemnification claims with respect to the Excepted Claims, notwithstanding anything to the contrary herein, the aggregate liability of JWA for Claims under this Article 8 shall not exceed Twelve Million Dollars ($12,000,000).

           8.4. (f) Exclusive Remedy. Except as provided in Section 10.1.(f) and Section 10.2.(c), the indemnification provisions in this Article 8 shall be the exclusive remedy of Buyer and Buyer's Affiliates and of JWA for any liability of any party arising under and pursuant to this Agreement and the transactions provided for herein and contemplated hereby, whether for the inaccuracy or breach of any representation or warranty, the breach of any covenant or otherwise; provided that nothing in this Article 8 shall limit a party's right to seek and obtain specific performance or other equitable relief of any covenants and agreements.

     8.5.  Excepted Claims.

           Subject to Sections 8.6, 8.7 and 8.8, JWA agrees to indemnify, defend and hold harmless Buyer and Buyer's Affiliates from and against all Claims asserted against, resulting to, imposed upon or incurred by Buyer or Buyer's Affiliates, directly or indirectly, by reason of or resulting from (a) the Excluded Liabilities (as such term is defined in the Bill of Sale); (b) any Environmental Claim (as hereinafter defined); (c) the Patent Issue (as hereinafter defined); (d) the breach by JWA of any of its covenants set forth in
Article 5 or the agreements referred to in Article 5 that, in each case, by their terms require performance after the Closing including, without limitation, the License Agreements, the Transition Services Agreement, the Minn Kota Distribution Agreement and the Premium Incentive Sales Agreement; (e) any Claim related to the Codex liability in France; and (f) the Excepted Litigation Matters (as hereinafter defined) (clauses (a), (b), (c), (d), (e) and (f) above, collectively, the "Excepted Claims"); provided, however, that JWA's indemnification obligations under this Section 8.5 in connection with the Patent Issue shall in no event exceed the sum of $140,000.

     8.6.  Patent Issue.

           8.6. (a) Definition. For purposes of this Article 8, the term "Patent Issue" shall mean the issue described in Schedule 3.5 under the heading "Patent Issue."

           8.6. (b) Buyer's Responsibilities. In the event a Claim is asserted or threatened against Buyer or Buyer's Affiliates in connection with the Patent Issue that relates to products of the Business (a "Patent Claim"), Buyer shall, and shall cause Buyer's Affiliates to, use its or their best efforts to promptly redesign, re-engineer or otherwise reconfigure the products that are the subject of such Patent Claim in a manner that results in such products no longer infringing such patent.

     8.7.  Environmental Claims.

           8.7. (a) Definitions. For purposes of the Article 8, the applicable Laws in effect on the Closing Date relating to pollution or protection of the environment, including Laws relating to emissions, discharges, generation, storage, releases or threatened releases of asbestos, pollutants, contaminants, chemical, toxic, hazardous or petroleum or petroleum-based substances, wastes or solid wastes ("Waste") into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Waste including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, and their state and local counterparts are herein collectively referred to as the "Environmental Laws." For purposes of this Article 8, "Environmental Claims" shall mean any and all Claims (including, without limitation, remediation expenses) arising out of (i) the presence of any Waste on, in, under or from the Mitchell Property that is identified in the Phase II; provided, however, that "Environmental Actions" (defined to be removal, remediation, monitoring, investigation or similar compliance activities) on the Mitchell Property shall not be required unless such Environmental Actions are required under applicable Environmental Laws;
(ii) the release of any Waste on, in, under or from any real property that was formerly owned or operated by or which received Waste from Mitchell or by any entity that was acquired by, merged with or combined (whether by stock purchase, asset purchase or otherwise) with Mitchell prior to the Closing Date; (iii) the presence of any Waste in existence on or prior to the Closing Date on or about the property located at 304 Lundin Boulevard, Mankato, Minnesota, that is the result of activities of JWA; provided, however, that Environmental Actions on this property shall not be required unless such Environmental Actions are required under applicable Environmental Laws; and (iv) the North Bronson Superfund Site as such is described on Schedule 3.9.

           8.7. (b) Assumption of Claim. In the event an Environmental Claim is asserted against Buyer or Buyer's Affiliates, JWA will assume the defense or otherwise control the disposition of such Environmental Claim and any Environmental Action, and will be solely responsible for all aspects of such Environmental Claim. Consequently, JWA has the sole right to defend, settle or compromise such Environmental Claim with representatives chosen by it; provided, however, that no settlement or compromise of any such Environmental Claim shall provide for anything other than the payment of money damages or other money payments without the consent of Buyer, which consent shall not be unreasonably withheld.

           8.7. (c) Cooperation. In connection with the defense or disposition of any Environmental Claim, Buyer agrees to, and Buyer shall cause Buyer's Affiliates to, (i) provide JWA and its representatives with reasonable access to all personnel of Buyer and Buyer's Affiliates and all records and other materials reasonably requested by them and in the possession or under the control of Buyer and Buyer's Affiliates; and (ii) in other respects give full cooperation in such defense or disposition, in each case without charge. Upon the request of Buyer, JWA agrees to provide Buyer and Buyer's

Affiliates   with  all   reasonably   requested   information   regarding   such
Environmental Claim and the defense or disposition thereof.

           8.7. (d) Limitations. Notwithstanding anything to the contrary contained herein, JWA shall not have any indemnification obligations under this
Article 8 in connection with an Environmental Claim with respect to operations of the Business that are undertaken by Buyer or Buyer's Affiliates after the Closing.

     8.8.  Certain Litigation.

           8.8. (a) Definition. For purposes of this Article 8, the term "Excepted Litigation Matters" shall refer to the Litigation identified on
Schedule 3.8 under the headings "Sotufild vs Mitchell," "La Banque Paribas and Mitchell vs La Banque Nationale Agrieole," and "Mitchell vs Grand Bleu."

           8.8. (b) Assumption of Claims. As of the Closing, JWA will assume the defense and/or pursuit of the Excepted Litigation Matters and be solely responsible for all aspects of the Excepted Litigation Matters. Consequently, JWA has the sole right to defend, pursue, settle or compromise the Excepted Litigation Matters with representatives chosen by it.

           8.8. (c) Cooperation. In connection with the defense and/or pursuit of the Excepted Litigation Matters, Buyer agrees to, and Buyer shall cause Buyer's Affiliates to, (i) provide JWA and its representatives with reasonable access during normal business hours to all personnel of Buyer and Buyer's Affiliates and all records and other materials reasonably requested by them and in the possession or under the control of Buyer or Buyer's Affiliates and (ii) shall in other respects give full cooperation in such defense and/or pursuit, in each case without charge. As part of such cooperation, Buyer shall cause the President of Mitchell to continue to oversee and assist JWA in the defense and/or pursuit of the Excepted Litigation Matters in a manner consistent with his duties and past practice.

           8.8. (d)  Insurance   Claims.  Buyer  and  Buyer's  Affiliates  shall
diligently pursue or continue to pursue any and all insurance claims relating to the Excepted Litigation Matters.

           8.8. (e) Recoveries. Buyer and Buyer's Affiliates shall promptly remit to JWA any amounts received by Buyer or Buyer's Affiliates in connection with the Excepted Litigation Matters (except amounts received in the form of indemnification from JWA as provided in this Section 8.8), whether received through satisfaction of insurance claims in connection therewith, from or on behalf of an opposing party in any Excepted Litigation Matter or otherwise. JWA shall be entitled to retain any amounts received by JWA in connection with the Excepted Litigation Matters, whether received through satisfaction of insurance claims in connection therewith, from or on behalf of an opposing party in any Excepted Litigation Matter or otherwise.

9.   CLOSING

     The closing of this transaction (the "Closing") shall take place at the offices of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, at 10:00 a.m. on February 4, 2000 or at such other time and place as the parties hereto shall agree upon. Notwithstanding the foregoing, if the Closing does not take place on February 4, 2000 because any condition precedent to the obligations of Buyer, on the one hand, or JWA, on the other hand, under this Agreement is not met on that date, then either party may postpone the Closing from time to time to any designated subsequent business day not more than five
(5) business days after February 4, 2000 or the postponed date on which the Closing was to occur by delivering notice of such postponement, citing the specific section of this Agreement that forms the basis thereof, on the date the Closing was to occur. The actual date of Closing is referred to in this Agreement as the "Closing Date."

           9.1. Deliveries of JWA and Century.

                At the Closing, JWA and Century shall deliver to Buyer the following, in each case duly executed or otherwise in proper form:

           9.1. (a) Stock Certificate(s). Stock certificates representing the Shares, duly endorsed for transfer or with duly executed stock powers attached.

           9.1. (b) Compliance Certificate. A certificate signed by an officer of JWA to the effect that each of the representations and warranties made by JWA in this Agreement that is qualified as to materiality is true and correct, and each of the representations and warranties made by JWA in this Agreement that is not so qualified is true and correct in all material respects, on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that JWA has performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

           9.1. (c) Bill of Sale. The Bill of Sale referred to in Section 5.5, duly executed by JWA, JWA Canada, JWA Australia and Century.

           9.1. (d)  License  Agreements.  The License Agreements referred to in
Section 5.7, duly executed by JWA.

           9.1. (e) Premium Incentive Sales Agreement. The Premium Incentive Sales Agreement referred to in Section 5.13, duly executed by JWA.

           9.1. (f)  Minn  Kota   Distribution    Agreement.   The   Minn   Kota
Distribution Agreement referred to in Section 5.14, duly executed by JWA.

           9.1. (g) Certified Resolutions. Certified copies of the resolutions of the Board of Directors of JWA and the Board of Directors of Century, authorizing and approving this Agreement, the Ancillary Instruments and the consummation of the transactions contemplated hereby and thereby.

           9.1. (h) Articles; By-Laws. A copy of the By-Laws of Century certified by the Secretary of Century, and a copy of the Articles of Incorporation of Century certified by the Department of Financial Institutions of the State of Wisconsin.

           9.1. (i) Opinion of Counsel. A written opinion of Foley & Lardner, counsel to JWA and Century, dated as of the Closing Date, addressed to Buyer, substantially in the form of Exhibit H hereto.

           9.1. (j) Resignations. The resignations of all directors of Century, effective as of the Closing Date and in form satisfactory to Buyer's counsel.

           9.1. (k) Other Documents. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement, the Ancillary Instruments and such other certificates of authority and documents as Buyer may reasonably request.

     9.2.  Deliveries by Buyer.

           At the Closing, Buyer shall deliver to JWA the following, in each case duly executed or otherwise in proper form:

           9.2. (a) Cash Purchase Price. Certified or bank cashier's checks (or wire transfer) as required by Section 2.2 hereof.

           9.2. (b) Compliance Certificate. A certificate signed by an officer of Buyer that each of the representations and warranties made by Buyer in this Agreement that is qualified as to materiality is true and correct, and each of the representations and warranties made by Buyer in this Agreement that is not so qualified is true and correct in all material respects, on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by JWA), and that Buyer has performed and complied in all material respects with all of Buyer's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

           9.2. (c)  License Agreements.  The License Agreements  referred to in
Section 5.7, duly executed by Buyer.

           9.2. (d) Premium Incentive Sales Agreement. The Premium Incentive Sales Agreement referred to in Section 5.13, duly executed by Buyer.

           9.2. (e)  Minn-Kota    Distribution    Agreement.   The   Minn   Kota
Distribution Agreement referred to in Section 5.14, duly executed by Buyer.

           9.2. (f) Certified Resolutions. A certified copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement, the agreements, documents and instruments to be executed by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby.

           9.2. (g) Opinion of Counsel. A written opinion of Belin Lamson McCormick Zumbach Flynn, P.C., counsel to Buyer, dated as of the Closing Date, addressed to JWA, in substantially the form of Exhibit I hereto.

           9.2. (h) Other Documents. All other documents, instruments or writings required to be delivered to JWA or Century at or prior to the Closing pursuant to this Agreement, the Ancillary Instruments and such other certificates of authority and documents as JWA or Century may reasonably request.

10.  TERMINATION

     10.1. Right of Termination Without Breach.

           10.1.(a) Mutual Agreement. This Agreement may be terminated without further liability of any party at any time prior to the Closing by mutual written agreement of Buyer and JWA.

           10.1.(b) By Either Party by Written Notice. This Agreement may be terminated without further liability of any party at any time prior to the Closing by either JWA or Buyer by written notice to the other party, if any of the conditions set forth in Section 6 (other than Section 6.6), in the case of written notice by Buyer, or Section 7, in the case of written notice by JWA, shall not have been fulfilled by 5:00 p.m. on February 29, 2000, unless such failure shall be due to the failure of the party giving such notice to have performed or complied with any of the covenants, agreements or conditions hereto to be performed or complied by it prior to Closing.

           10.1.(c) By Buyer by Written Notice. Except to the extent described in Section 10.1. (f), this Agreement may be terminated without further liability of Buyer or JWA by written notice by Buyer to JWA at any time prior to Closing but on or after the occurrence of a Trigger Event.

           10.1.(d)  By JWA by Written Notice.  Except to the extent provided in
Section 10.1.(f), this Agreement may be terminated without further liability of JWA or Buyer by written notice by JWA to Buyer at any time prior to Closing but on or after (i) the occurrence of a Trigger Event, (ii) the date which is ten
(10) days after JWA has given written notice to Buyer of Buyer's failure to deliver the second Letter of Credit required by Section 5.26 or (iii) Buyer shall have delivered to JWA a writing from Harris Bank that the proceeds of the Financing will not be made available to Buyer that did not include any of the conditions described in clauses (1), (2), or (3) set forth in Section 10.1.(g).

           10.1.(e)  [Intentionally Omitted]

           10.1.(f) Post-Termination Obligation. Termination of this Agreement pursuant to Section 10.1.(c), Section 10.1.(d) or Section 10.1.(e) shall not in any way terminate, limit or restrict the right of JWA to receive the proceeds of the Letter(s) of Credit, to the extent required under Section 5.27.(b).

           10.1.(g) By JWA as a Result of Financing Conditions. This Agreement may be terminated by written notice by JWA to Buyer without further liability of Buyer or JWA at any time prior to Closing if Buyer shall have given to JWA a writing from Harris Bank to Buyer that the proceeds of the Financing will not be made available to Buyer as a result of (1) a material adverse change in the financial condition, prospects, operations or properties of Buyer subsequent to the date hereof, (2) a material adverse change in the financial condition, prospects, operations or properties of the Business subsequent to September 30, 1999 or (3) a material disruption in the financial markets, which in Harris Bank's reasonable opinion impacts pricing or availability of credit in a material way, has occurred subsequent to the date hereof.

                     If Buyer gives the writing from Harris Bank as described in this Section 10.1.(g) at anytime on or before February 29, 2000, Buyer shall nevertheless continue to use its best efforts to acquire financing as required by Section 5.27.(a). If Buyer does not acquire financing as result of its efforts as required by Section 5.27.(a), this Agreement shall terminate effective at 5:00 p.m. on February 29, 2000 without further liability to Buyer or JWA.

     10.2. Termination for Breach.

           10.2.(a) Termination by Buyer. If (i) there has been a material violation or breach by JWA of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer, or (ii) there has been a failure of satisfaction of a condition to the obligations of Buyer which has not been so waived, or (iii) JWA shall have attempted to terminate this Agreement under this Article 10 or otherwise without grounds to do so, then Buyer may give written notice to JWA specifying such violation, breach, failure or wrongful termination attempt and if the same is not cured within ten (10) days, then Buyer may at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 10.2.(c) hereof.

           10.2.(b) Termination by JWA. If (i) there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by JWA, or (ii) there has been a failure of satisfaction of a condition to the obligations of JWA which has not been so waived, or (iii) Buyer shall have attempted to terminate this Agreement under this Article 10 or otherwise without grounds to do so, then JWA may give written notice to Buyer specifying such violation, breach, failure or wrongful termination attempt and if the same is not cured within ten (10) days, then JWA may at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 10.2.(c) hereof.

           10.2.(c) Effect of Termination. Termination of this Agreement pursuant to this Section 10.2 shall not in any way terminate, limit or restrict rights and remedies of any party hereto against any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof; provided JWA is prohibited from receiving the proceeds of the Letter(s) of Credit under Section 5.27.(b) if this Agreement is terminated pursuant to this Section 10.2 other than as a result of JWA's termination of this Agreement pursuant to Section 10.1.(d)(ii) (and, thereby, this Section 10.2). In addition to the right of any party under common law to redress for any such breach or violation, each party whose breach or violation has occurred prior to termination shall jointly and severally indemnify each other party for whose benefit such representation, warranty, covenant, agreement or other provision was made ("indemnified party") from and against all losses, damages (excluding consequential damages), costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs, and attorneys fees and expenses) asserted against, resulting to, imposed upon, or incurred by the indemnified party, directly or indirectly, by reason of, arising out of or resulting from such breach or violation. Subject to the foregoing, the parties' obligations under Section 12.7 of this Agreement shall survive termination.

11.  RESOLUTION OF DISPUTES

     11.1. Arbitration.

           Except as otherwise provided herein, any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms shall be settled by binding arbitration held in Chicago, Illinois in accordance with the expedited procedures (irrespective of the amount in controversy) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, except as specifically otherwise provided in this Article 11. Except as modified herein, the Federal Arbitration Act, 9 USC ss.1 et. seq. shall apply to any arbitration hereunder.

     11.2. Arbitrators.

           If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed One Million Dollars ($1,000,000), then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator. All arbitrators shall be drawn from when it exists, the AAA Large Complex Case Panel.

     11.3. Procedures; No Appeal.

           The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

     11.4. Authority.

           The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

     11.5. Entry of Judgment.

           Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. Buyer and each Seller hereby submit to the in personam jurisdiction of the Federal and State courts in Wisconsin and Iowa, for the purpose of confirming any such award and entering judgment thereon.

     11.6. Confidentiality.

           All proceedings under this Article 11, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

     11.7. Continued Performance.

           The fact that the dispute  resolution  procedures  specified  in this
Article 11 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party.

     11.8. Tolling.

           All applicable statutes of limitation shall be tolled while the procedures specified in this Article 11 are pending. The parties will take such action, if any, required to effectuate such tolling.

12.  MISCELLANEOUS

     12.1. Further Assurance.

           From time to time, at Buyer's request and without further consideration, JWA and Century will execute and deliver to Buyer such documents and take such other action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby.

     12.2. Disclosures and Announcements.

           Announcements concerning the transactions provided for in this Agreement by Buyer, Century or JWA shall be subject to the approval of the other parties in all essential respects, except that after the Closing, or after the first public disclosure of such transactions made with joint approval, approval of Buyer shall not be required as to any statements and other information which JWA may submit to the Securities and Exchange Commission, The Nasdaq Stock Market or JWA's shareholders or be required to make pursuant to any rule or regulation of the Securities and Exchange Commission or The Nasdaq Stock Market, or otherwise required by law.

     12.3. Assignment; Parties in Interest.

           12.3. (a) Assignment. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may, without consent of any other party, cause one or more subsidiaries of Buyer to carry out all or part of the transactions contemplated hereby; provided, however, that Buyer shall, nevertheless, remain liable for all of its obligations, and those of any such subsidiary, to JWA and Century hereunder.

           12.3. (b) Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

     12.4. Law Governing Agreement.

           This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal laws of the State of Wisconsin, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

     12.5. Amendment and Modification.

           Century, Buyer and JWA may amend, modify and supplement this Agreement in such manner as may be agreed upon in writing among Century, Buyer and JWA.

     12.6. Notice.

           All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

           12.6.(a)  If to Buyer, or to Century after the Closing, to:

                     Berkley Inc.
                     1900 - 18th Street
                     Spirit Lake, Iowa  51360
                     Attention:  Thomas W. Bedell
                     Facsimile:  (712) 336-8524

                     (with a copy to)

                     Steven E. Zumbach
                     John T. Seitz
                     Belin Lamson McCormick Zumbach Flynn, P.C.
                     The Financial Center
                     666 Walnut Suite 2000
                     Des Moines, Iowa  50309-3989
                     Facsimile:  (515) 244-7818

or to such other person or address as Buyer shall furnish to JWA in writing.

           12.6.(b)  If to JWA, or to Century prior to the Closing, to:

                     Johnson Worldwide Associates, Inc.
                     1326 Willow Road
                     Sturtevant, Wisconsin  53177
                     Attention:  Helen Johnson-Leipold
                     Facsimile:  (262) 884-1600

                     (with a copy to)

                     Benjamin F. Garmer, III
                     Russell E. Ryba
                     Foley & Lardner
                     777 East Wisconsin Avenue
                     Milwaukee, Wisconsin  53202-5367
                     Facsimile:  (414) 297-4900

or to such other person or address as JWA shall furnish to Buyer in writing.

           If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

     12.7. Expenses.

           Regardless of whether or not the transactions contemplated hereby are consummated:

           12.7.(a) Brokerage. Except as to Tucker Anthony Cleary Gull and Tanner & Co., each of whom shall be compensated by JWA, JWA, Century and Buyer each represent and warrant to each other that there is no broker involved or in any way connected with the transfer provided for herein on their behalf respectively (and JWA represents and warrants that there is no broker involved on behalf of Century) and each agrees to hold the other harmless from and against all other claims for brokerage commissions or finder's fees in connection with the execution of this Agreement or the transactions provided for herein.

           12.7.(b) Expenses to be Paid by Buyer. Buyer shall pay the filing fees for reports or notifications required to be filed under the HSR Act.

           12.7.(c) Other. Except as otherwise provided herein, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

           12.7.(d) Costs of Litigation or Arbitration. The parties agree that (subject to the discretion, in an arbitration proceeding, of the arbitrator as set forth in Section 11.4.) the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys' fees and prejudgment interest.

     12.8. Certain Legal Matters.

           12.8.(a) Transfer and Consent. Buyer acknowledges that Foley & Lardner has represented JWA and Century in connection with the transactions provided for herein. Effective upon the Closing, Century shall, without the necessity of further documentation of transfer, be deemed to have irrevocably assigned and transferred to JWA all of Century's right to title to and interest in all communications with, and work product of, Foley & Lardner as they relate to this Agreement, all Ancillary Instruments and the transactions effected by each and the preparation and negotiation thereof, together with all written or other materials consisting of, containing, summarizing or embodying such communications and work product. Buyer, for itself and all its affiliated persons and entities, hereby consents to the representation by Foley & Lardner of JWA in any future matter including, without limitation, post-closing disputes concerning this Agreement and all transactions provided for herein.

            12.8.(b) Waiver of Privilege. Buyer covenants that after the Closing, no attorney-client privilege belonging to Century relating to any matter occurring before the Closing will be waived, nor will the content of communications or work product related to such privilege be disclosed to any person, without the express written consent of JWA.

     12.9.  Entire Agreement.

            This Agreement, the Ancillary  Instruments  and the  Confidentiality
Agreement, dated November 4, 1999, between JWA and Buyer embody the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein or therein.

     12.10. Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.11  Headings.

            The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

BERKLEY INC.                               JOHNSON WORLDWIDE ASSOCIATES, INC.
("Buyer")                                  ("JWA")



By: /s/ Tom Bedell                          By: /s/ Carl G. Schmidt
    ------------------------------             ------------------------------
    President and CEO                          Senior Vice President and CFO